                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                        DELTA AIR LINES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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           (1)  Amount Previously Paid:
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
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

                                             [LOGO]

                                                     Delta Air Lines, Inc.
                                                     Post Office Box 20706
                                                     Atlanta, Georgia 30320-6001

To Our Shareowners:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2000 Annual Meeting of Shareowners of Delta Air Lines, Inc. The meeting will be held at the Omni Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio 45202, on Wednesday, October 25, 2000 at 9:00 a.m., local time. The purpose of the meeting is to act on the matters listed in the attached Notice and to report to you on Delta's activities during fiscal 2000. There will be an opportunity to discuss matters of interest to you as a shareowner.

    Please let us know whether you plan to attend the meeting by marking the appropriate box on your proxy card. If you use our telephone or Internet voting system, please indicate your plans when prompted. If you are a shareowner of record, you should bring the enclosed admission ticket to the meeting. If you are planning to attend the meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the meeting so that we can verify your ownership of Delta stock.

    If you will need special assistance at the meeting because of a disability, please contact Ms. Suzanne Rolon, Coordinator, Investor Relations, Department 829, Delta Air Lines, Inc., P.O. Box 20706, Atlanta, Georgia 30320-6001.

    I am pleased to announce that Delta will broadcast the 2000 Annual Meeting live online (listen only) at WWW.DELTA.COM/INSIDE/INVESTORS/INDEX.JSP for shareowners unable to attend in person. To vote your shares, you will need to sign and return your proxy card, or use our telephone or Internet voting system. The replay of the Web cast will be available through December 31, 2000.

    Your vote is important. We encourage you to sign and return your proxy card in the enclosed envelope, or use our telephone or Internet voting system, to ensure that your shares are represented at the meeting.

                                          Cordially,

                                          /s/ Leo F. Mullin

                                          Leo F. Mullin
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

Atlanta, Georgia
September 15, 2000

                                             [LOGO]

                                                     Delta Air Lines, Inc.
                                                     Post Office Box 20706
                                                     Atlanta, Georgia 30320-6001

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD OCTOBER 25, 2000

To the Shareowners of Delta Air Lines, Inc.:

    The Annual Meeting of Shareowners of Delta Air Lines, Inc. will be held at the Omni Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio 45202, on Wednesday, October 25, 2000 at 9:00 a.m., local time, for the following purposes:

    1.  to elect directors;

    2. to ratify the appointment of Arthur Andersen LLP as Delta's independent auditors for the calendar year ending December 31, 2000;

    3.  to approve the Delta 2000 Performance Compensation Plan;

    4. to consider and vote on the four shareowner proposals described in the accompanying proxy statement, if those proposals are presented at the meeting; and

    5.  to transact such other business as may properly come before the meeting.

    Your Board of Directors recommends that you vote (1) "FOR" the election of the director-nominees listed in the accompanying proxy statement; (2) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors for the calendar year ending December 31, 2000; (3) "FOR" the approval of the Delta 2000 Performance Compensation Plan; and (4) "AGAINST" each of the four shareowner proposals described in the accompanying proxy statement.

    Shareowners of record at the close of business on August 27, 2000 may vote at the annual meeting or any adjournment of the meeting. During the ten-day period prior to the meeting, a list of shareowners entitled to vote at the meeting will be available during normal business hours at Delta's Investor Relations Department, 1030 Delta Boulevard, Atlanta, Georgia 30320. The shareowner list will also be available at the meeting. Your attention is directed to the proxy statement accompanying this notice.

                                          By Order of the Board of Directors,

                                          /s/ Robert S. Harkey

                                          Robert S. Harkey
                                          SENIOR VICE PRESIDENT--GENERAL COUNSEL
                                          AND SECRETARY

Atlanta, Georgia
September 15, 2000

                               TABLE OF CONTENTS

General Information.........................................      1

Voting Rights and Proxy Information.........................      1
  Classes of Stock Eligible to Vote.........................      1
  Voting by Proxy...........................................      1
  Quorum and Voting Requirements............................      2

Proposal 1--Election of Directors...........................      3
  Certain Information About Nominees........................      3
  The Board of Directors and Board Committees...............      5
  Compensation of Directors.................................      6
  Compensation Committee Interlocks and Insider
    Participation...........................................      7
  Corporate Governance Policies.............................      7

Beneficial Ownership of Securities..........................     10
  Beneficial Owners of More Than 5% of Voting Stock.........     10
  The Delta Family-Care Savings Plan........................     10
  Directors, Nominees for Director and Executive Officers...     11
  Section 16 Beneficial Ownership Reporting Compliance......     12

Executive Compensation......................................     12
  Personnel & Compensation Committee Report on Executive
    Compensation............................................     12
  Summary Compensation Table................................     17
  Option Grants in Last Fiscal Year.........................     18
  Aggregated Option Exercises in Last Fiscal Year and FY-End
    Option Values...........................................     19
  Long-Term Incentive Plans--Awards in Last Fiscal Year.....     20
  Retirement Plans and Other Agreements.....................     20
  Five-Year Stock Performance Graph.........................     24

Proposal 2--Ratification of the Appointment of Independent
  Auditors..................................................     25

Proposal 3--Approval of the Delta 2000 Performance
  Compensation Plan.........................................     25

Proposals 4, 5, 6 and 7--Shareowner Proposals...............     30

Submission of Shareowner Proposals and Nominations..........     35

Annual Report...............................................     35

Appendix A--Delta 2000 Performance Compensation Plan........    A-1

                             DELTA AIR LINES, INC.
                             POST OFFICE BOX 20706
                          ATLANTA, GEORGIA 30320-6001

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD OCTOBER 25, 2000

                              GENERAL INFORMATION

    This proxy statement is being provided to you in connection with the solicitation of proxies, by the Board of Directors of Delta Air Lines, Inc., to be voted at the 2000 Annual Meeting of Shareowners. The annual meeting will be held at the Omni Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio, 45202, on Wednesday, October 25, 2000 at 9:00 a.m., local time. The proxies may also be voted at any adjournment of the annual meeting. This proxy statement and the enclosed proxy card are being sent to shareowners beginning on or about September 15, 2000.

    The cost of this solicitation will be borne by Delta. In addition to solicitation by mail, certain officers and employees of Delta, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person, by telephone or by other means. Delta may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals at Delta's expense. Delta has retained Morrow & Co., Inc. to aid in the solicitation of proxies at a fee of $17,500 plus certain expenses.

                      VOTING RIGHTS AND PROXY INFORMATION

                       CLASSES OF STOCK ELIGIBLE TO VOTE

    August 27, 2000 is the record date for determining the shareowners entitled to notice of and to vote at the annual meeting. On that date, there were outstanding 122,974,870 shares of Delta's common stock, par value $1.50 per share, and 6,432,322 shares of Delta's Series B ESOP Convertible Preferred Stock, par value $1 per share ("ESOP Preferred Stock"). The common stock and ESOP Preferred Stock are the only classes of securities entitled to vote at the annual meeting.

    Each outstanding share of common stock entitles its holder to one vote. Each outstanding share of ESOP Preferred Stock entitles its holder to two votes, subject to adjustment in certain circumstances. Holders of the common stock and ESOP Preferred Stock will vote together as a single class on all matters presented at the annual meeting. The trustee of the Delta Family-Care Savings Plan is the holder of record of all the outstanding shares of ESOP Preferred Stock (see pages 10-11 of this proxy statement).

    On November 2, 1998, Delta's two-for-one split of the common stock became effective. All references in this proxy statement to the number of shares of common stock and Delta's per share common stock price reflect the stock split.

                                VOTING BY PROXY

    GENERAL INFORMATION

    All properly executed proxies, whether returned by mail or submitted by telephone or the Internet, will be voted at the annual meeting according to the instructions given in the proxy. If a written proxy card is signed by a registered shareowner and returned without instructions, the shares will be voted (1) "FOR" the election of the director-nominees named on page 3 of this proxy statement; (2) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors for the calendar year ending December 31, 2000; (3) "FOR" the approval of the Delta 2000 Performance Compensation Plan, as described on pages 25-30 of this proxy statement; and (4) "AGAINST" each of the four shareowner proposals described on pages 30-35 of this proxy statement.

    Submitting your proxy by mail, telephone or the Internet will not limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must either provide voting instructions to the record holder or obtain a proxy from the record holder permitting you to vote in person at the annual meeting.

    Delta has not received proper notice, and is not aware, of any business to be transacted at the annual meeting other than as described in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders.

    VOTING BY WRITTEN PROXY CARD

    You must sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner must sign the proxy card. If a shareowner is a corporation or partnership, the proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other proof of appointment must be provided. All written proxy cards must be dated.

    VOTING BY TELEPHONE OR THE INTERNET

    Instructions for a shareowner of record to vote by telephone or the Internet are set forth on the admission ticket attached to the proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures, which comply with Delaware law, enable shareowners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

    REVOKING A PROXY

    A proxy may be revoked by the shareowner at any time prior to the voting of the proxy: (1) by written notice to Delta's Secretary, Robert S. Harkey; (2) by a later-dated proxy, either signed and returned by mail or by using the telephone or Internet voting procedures; or (3) by attending the annual meeting and voting in person. Attendance at the meeting will not, in and of itself, revoke a proxy.

                         QUORUM AND VOTING REQUIREMENTS

    A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock and ESOP Preferred Stock that are outstanding and entitled to vote.

    A majority of the votes entitled to be cast by the holders of all shares of common stock and ESOP Preferred Stock, voting together as a single class, that are present or represented at the meeting and entitled to vote will be necessary
(1) to elect the director-nominees; (2) to ratify the appointment of Arthur Andersen LLP as independent auditors for the calendar year ending December 31, 2000; (3) to approve the Delta 2000 Performance Compensation Plan, provided that the total votes cast on such proposal represent over 50% in interest of all securities entitled to vote on such proposal; and (4) to approve each of the four shareowner proposals described in this proxy statement. Votes "withheld" from director-nominees, as well as abstentions on these proposals, will have the same effect as negative votes.

    Under New York Stock Exchange rules, the proposals to elect directors and to ratify the selection of auditors are considered "discretionary" items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least fifteen days before the date of the annual meeting. In contrast, the proposal to approve the Delta 2000 Performance Compensation Plan and the shareowner proposals described in this proxy statement are "non-discretionary" items. This means that brokerage firms which have not received voting instructions from their clients on these matters may not vote on these proposals. These "broker non-votes" will not be considered in determining the number of votes necessary for approval.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    A Board of eleven directors is to be elected at the annual meeting, each director so elected to hold office for a term of one year and until the election and qualification of a successor. In the event any nominee for director declines or is unable to serve, a substitute nominee or nominees may be chosen by the persons authorized by the Board to vote the proxies. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES:

    Edwin L. Artzt, James L. Broadhead, Edward H. Budd, R. Eugene Cartledge, Mary Johnston Evans, George M.C. Fisher, David R. Goode, Gerald Grinstein, Leo F. Mullin, John F. Smith, Jr. and Andrew J. Young.

    All of the nominees were elected by the shareowners at the last annual meeting of shareowners except Mr. Smith, who is standing for election at the annual meeting. During fiscal 2000, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served except Mr. Artzt, who, due to unavoidable conflicts, attended 70% of such meetings.

    The members of the Board provide Delta with a wide and valuable range of judgment and experience from areas such as air and ground transportation, banking, consumer products, digital technology, government and international affairs, insurance, investments, international trade, utilities, and paper and manufacturing.

                       CERTAIN INFORMATION ABOUT NOMINEES

    EDWIN L. ARTZT was Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company from July 1995 until his retirement from that Board in September 1999. He was Chairman of the Board and Chief Executive Officer of The Procter & Gamble Company from January 1990 until his retirement as an executive of that company in July 1995. From June 1984 to January 1990, Mr. Artzt served as Vice Chairman of The Procter & Gamble Company and as President of Procter & Gamble International. He has been a director of Delta since 1991, is Chairman of the Finance Committee, and is a member of the Corporate Strategy Committee and the Executive Committee. Mr. Artzt is also Chairman of the Board of Spalding Holdings Corporation, a director of American Express Company and Evenflo Company, Inc., and a member of The Business Council. Age 70.

    JAMES L. BROADHEAD has been Chairman of the Board and Chief Executive Officer of FPL Group, Inc., and its principal subsidiary, Florida Power & Light Company, since May 1990. From January 1989 to May 1990, he was President and Chief Executive Officer of FPL Group, Inc. From 1986 to October 1988,
Mr. Broadhead served as President, Telephone Operating Group of GTE Corporation. He has been a director of Delta since 1991, is Chairman of the Audit Committee, and is a member of the Benefit Funds Investment Committee, the Corporate Governance Committee, the Corporate Strategy Committee and the Executive Committee. Mr. Broadhead is also a director of New York Life Insurance Company and The Pittston Company, and a member of The Business Council and The Business Roundtable. Age 64.

    EDWARD H. BUDD was Chairman of the Board and Chief Executive Officer of The Travelers Corporation from 1982 until his retirement in 1994, and was an executive officer of that company from 1974 through 1993. He has been a director of Delta since 1985, is Chairman of the Personnel & Compensation Committee, and is a member of the Corporate Strategy Committee, the Executive Committee and the Finance Committee. Mr. Budd is also a director of Verizon Communications, a member of the American Academy of Actuaries and The Business Council, and a Trustee of Tufts University. Age 67.

    R. EUGENE CARTLEDGE was Chairman of the Board of Savannah Foods & Industries, Inc. from April 1996 until December 1997. He was Chairman of the Board and Chief Executive Officer of Union Camp Corporation from January 1986 until his retirement in June 1994. Mr. Cartledge has been a director of Delta since 1990, is Chairman of the Corporate Strategy Committee, and is a member of the Executive Committee, the Finance Committee and the Personnel & Compensation Committee. He is also Chairman of the Board for Generac Portable
Products, Inc., a director of Blount, Inc., Chase Brass Industries, Inc., Sunoco, Inc. and UCAR International Inc. Age 71.

    MARY JOHNSTON EVANS is a director of Baxter International Inc., Household International, Inc., Sunoco, Inc. and The Dun & Bradstreet Corporation. She has been a director of Delta since 1982, is Chairman of the Corporate Governance Committee, and is a member of the Audit Committee, the Benefit Funds Investment Committee and the Executive Committee. She served as non-executive Acting Chairman of Delta's Board of Directors from August 1, 1997 to August 14, 1997. Mrs. Evans is also a senior member of The Conference Board. She was a director of AMTRAK from 1974 to 1980, serving as Vice Chairman from 1974 until 1979.
Age 70.

    GEORGE M.C. FISHER has been Chairman of the Board of Eastman Kodak Company since 1993, and served as its Chief Executive Officer from 1993 until December 1999. He was also President of Eastman Kodak Company from
December 1993 through December 1996. Before joining Eastman Kodak Company,
Mr. Fisher was an executive officer of Motorola, Inc., serving as Chairman and Chief Executive Officer from 1990 to December 1993, and Chief Executive Officer from 1988 to 1990. He has been a director of Delta since 1999, and is a member of the Audit Committee and the Benefit Funds Investment Committee. Mr. Fisher is also a director of AT&T Corporation, Eli Lilly & Company, and General Motors Corporation. He is Chairman of the National Academy of Engineering, a member of the President's Advisory Committee for Trade Policy & Negotiations, and a member of The Business Council. Age 59.

    DAVID R. GOODE has been Chairman, President and Chief Executive Officer of Norfolk Southern Corporation since 1992, and an executive officer of that company since 1985. He has been a director of Delta since 1999, and is a member of the Finance Committee and the Personnel & Compensation Committee. Mr. Goode is also a director of Caterpillar, Inc., Georgia-Pacific Corporation and Texas Instruments, Incorporated, and a member of The Business Council and The Business Roundtable. Age 59.

    GERALD GRINSTEIN has been non-executive Chairman of the Board of Agilent Technologies, Inc. since August 1999. He is also a principal of Madrona Investment Group, L.L.C., a Seattle-based investment company. He served as non-executive Chairman of Delta's Board of Directors from August 1997 until October 1999. Mr. Grinstein was Chairman of Burlington Northern Santa Fe Corporation (successor to Burlington Northern Inc.) from September 1995 until his retirement in December 1995; an executive officer of Burlington
Northern Inc. and certain affiliated companies from April 1987 through September 1995; and Chief Executive Officer of Western Air Lines, Inc. from 1985 through March 1987. He has been a director of Delta since 1987, is Chairman of the Executive Committee, and is a member of the Corporate Governance Committee, the Corporate Strategy Committee, the Finance Committee and the Personnel & Compensation Committee. He is also a director of Expedia, Inc., Imperial Sugar Corporation, PACCAR Inc., The Pittston Company and Vans, Inc. Age 68.

    LEO F. MULLIN has been Chairman of the Delta's Board of Directors since October 28, 1999, and has served as Delta's Chief Executive Officer since
August 1997. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to August 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company's President and Chief Operating Officer from 1993 to 1995. He has been a director of Delta since 1997. Mr. Mullin is a director of BellSouth Corporation and Johnson & Johnson. He is a member of the board of the Air Transport Association of America and Chairman of the International Air Transport Association. He is also a member of The Business Council, The Business Roundtable and the President's Export Council. Age 57.

    JOHN F. SMITH, JR. has been Chairman of the Board of Directors of General Motors Corporation since 1996, and served as its Chief Executive Officer from November 1992 until June 2000. He was also President of General Motors Corporation from April 1992 until October 1998, and President and Chief Operating Officer from April 1992 until November 1992. Mr. Smith is a director of Hughes Electronics Corporation and The Procter & Gamble Company. He is Chairman of Catalyst, and a member of the Board of The Nature Conservancy.
Mr. Smith is also a member of The Business Council and the U.S.-Japan Business Council. Age 62.

    ANDREW J. YOUNG has been Chairman and a senior partner of GoodWorks International, Inc. since January 1997. He was Vice Chairman of Law Companies Group, Inc. from 1993 to January 1997, and a director of that company from August 1995 to January 1997. He was Chairman of Law Companies International Group, Inc. (a former subsidiary of Law Companies Group, Inc.) from 1990 to 1993. Mr. Young was Mayor of the City of Atlanta, Georgia from 1982 to 1990, United States Ambassador to the United Nations from 1977 to 1979, and a member of the House of Representatives of the United States Congress from 1973 to 1977. He has been a director of Delta since 1994, is Chairman of the Benefit Funds Investment Committee, and is a member of the Audit Committee, the Corporate Governance Committee and the Executive Committee. Mr. Young is a director of Archer Daniels Midland Company, Cox Communications, Inc. and Thomas
Nelson, Inc. He is Chairman of the Southern Africa Enterprise Development Fund, and a director of the Atlanta Market Center and the Martin Luther King, Jr. Center. He was Co-Chairman of the Atlanta Committee for the Olympic Games and a member of the Board of the United States Olympic Committee. Age 68.

                  THE BOARD OF DIRECTORS AND BOARD COMMITTEES

    The Board of Directors is responsible for establishing broad corporate policies and for Delta's overall performance. Members of the Board receive information about Delta's business through reports and documents given to them on a regular basis, as well as by operating, financial and other reports made at meetings of the Board of Directors and its committees. Regular Board meetings are held four times per year and special meetings are scheduled when required. The Board also meets informally from time to time. During fiscal 2000, the Board held a total of twelve regular and special meetings, and five informal meetings.

    The committees established by the Board of Directors to assist it in discharging its responsibilities are described below. The biographical information concerning the directors, set forth elsewhere in this proxy statement, identifies the committee memberships held by each director.

    The Audit Committee assists the Board of Directors (1) in its oversight of Delta's accounting and financial reporting principles and policies and internal controls and procedures; (2) in its oversight of Delta's financial statements and the independent audit of those financial statements; (3) in selecting, evaluating and, if appropriate, replacing the independent auditors; and (4) in evaluating the independence of the independent auditors. This committee, which consists of four non-employee directors, met four times in fiscal 2000.

    The Benefit Funds Investment Committee acts as the fiduciary for managing the investment policies and assets of certain of Delta's benefit plans. This committee, which consists of four non-employee directors, met four times in fiscal 2000.

    The Corporate Governance Committee reviews and makes recommendations to the Board concerning its composition, organization and processes; the type, function, size and membership of Board committees; qualifications and eligibility requirements for Board members; evaluation of the Board; Board compensation; and other corporate governance issues. This committee, which consists of four non-employee directors, met four times in fiscal 2000.

    The Corporate Governance Committee also recommends to the Board candidates for election as directors, and will consider nominees recommended by shareowners. Shareowner recommendations should be submitted in writing to Delta's Secretary, Robert S. Harkey, with a description of the proposed nominee's qualifications and other relevant biographical information, and the nominee's consent to serve as a director. See "Submission of Shareowner Proposals and Nominations" on page 35 of this proxy statement.

    The Corporate Strategy Committee reviews Delta's long-term strategic goals, objectives and plans, and makes recommendations to management and the Board of Directors on these subjects. This committee, which consists of five non-employee directors, met three times in fiscal 2000.

    The Executive Committee exercises certain powers of the Board of Directors between Board meetings. This committee, which consists of the chairmen of each of the Board's committees, did not meet in fiscal 2000.

    The Finance Committee reviews Delta's financial planning and financial structure, funds requirements, and borrowing and dividend policies. This committee, which consists of five non-employee directors, met five times in fiscal 2000.

    The Personnel & Compensation Committee reviews and makes recommendations to the Board concerning the election of Delta's officers, the compensation for and evaluation of the Chief Executive Officer, management succession planning and the overall policy of Delta's benefit plans for non-executive personnel. It also sets the salaries for officers above the level of Senior Vice President except the Chief Executive Officer, and administers Delta's Incentive Compensation Plan and 1989 Stock Incentive Plan. This committee, which consists of four non-employee directors, met six times in fiscal 2000.

                           COMPENSATION OF DIRECTORS

    Non-employee members of the Board of Directors (i.e., directors who are not employed by Delta on a full-time basis) receive an annual retainer fee of $25,000, of which $5,000 is paid in shares of common stock, and a meeting fee of $1,000 plus expenses for each Board and Committee meeting attended. The chairmen of each of the Committees also receive an annual retainer fee of $7,500. Full-time employees of Delta who serve as directors receive only reimbursement of expenses incurred in attending meetings. Directors and their spouses are eligible for complimentary transportation privileges on Delta.

    Non-employee directors also receive an annual non-qualified stock option grant which, at the time of grant, is intended to have a present value equal to approximately twice the cash portion of the current annual cash retainer of $20,000. These awards are made under the Non-employee Directors' Stock Option Plan, which is administered by the Corporate Governance Committee. During fiscal 2000, each non-employee director received a non-qualified stock option to purchase 2,000 shares of common stock at a price of $52.1250 per share, which was the closing price of the common stock on the New York Stock Exchange on the grant date. These stock options generally become exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the grant date, and may not be exercised on or after the tenth anniversary of the grant date. In the event of a Change in Control, as defined, all stock options outstanding under the Non-employee Directors' Stock Option Plan become immediately vested, exercisable and nonforfeitable for their remaining terms.

    Directors may defer all or any part of their cash compensation earned as a director until a date specified by the director (which date shall be at least one year, but no more than ten years, following the end of the calendar year in which the compensation was earned). A participating director may choose, on a prospective basis, an investment return on the deferred amount from among certain of the investment return choices available under the Delta Family-Care Savings Plan, including a fund invested primarily in common stock (the "Delta Common Stock Fund").

    Directors who served on the Board on or before October 24, 1996, and who retire from the Board may be elected advisory directors for a term which varies depending upon the director's term of service and age at retirement. Advisory directors receive an annual retainer equal to the annual retainer paid to non-employee directors at the time of their retirement.

    On October 24, 1996, the Board terminated the Advisory Director Program for all future directors who were not members of the Board on that date. Non-employee directors who join the Board after October 24, 1996, will receive, in addition to their other fees, a deferred payment of $6,300 during each year in which they serve as a director. The deferred payment will earn an investment return equivalent to the investment return on the Delta Common Stock Fund, and will be paid to directors after they complete their Board service.

    Lifetime advisory directors, and directors who retire from the Board at their mandatory retirement age, are eligible during their lifetime for complimentary transportation privileges on Delta for themselves and their spouses.

    On October 27, 1999, the Board of Directors granted Mr. Grinstein 8,000 shares of common stock and related dividend equivalents which are reinvested in additional shares of common stock at current market prices. This award was in consideration of Mr. Grinstein's agreement to serve as Chairman of the Executive Committee and to assume certain additional responsibilities in that role. The shares of common stock will be issued to Mr. Grinstein after he completes his Board service. On October 27, 1999, the closing price of the common stock on the New York Stock Exchange was $49.9375.

    Delta's charitable contribution program permits an eligible director to recommend up to five tax-exempt organizations to receive donations totaling
$1 million after the director's death. Recommended donations will be made by The Delta Air Lines Foundation, a tax-exempt charitable foundation funded by Delta. On July 28, 1994, the Board discontinued this program for all future directors who were not members of the Board on that date.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Personnel & Compensation Committee are Mr. Budd, who serves as Chairman, Mr. Cartledge, Mr. Goode and Mr. Grinstein.

    Mr. Grinstein was an executive officer of Western Air Lines, Inc. from 1985 through March 1987. Western became a wholly owned subsidiary of Delta on December 18, 1986, and was merged into Delta on April 1, 1987.

                         CORPORATE GOVERNANCE POLICIES

    The Board of Directors believes that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. Accordingly, the Board has formally adopted corporate governance principles relating to its functions, structure and operations. These principles, which the Board intends to review periodically, are set forth below.

    BOARD FUNCTIONS

    1. CHIEF EXECUTIVE OFFICER EVALUATION. The Board will evaluate the performance of the Chief Executive Officer at least annually. Each outside (non-management) director will complete an assessment, and the Chief Executive Officer will complete a self-assessment, of the Chief Executive Officer's performance in specified categories such as strategic planning, financial matters and leadership. The outside directors will meet in executive session, with and without the Chief Executive Officer, to discuss these assessments.

    The evaluation will be based on objective criteria which shall include, among other factors, corporate performance, development of management, and the accomplishment of annual objectives and long-term strategic goals.

    2. APPROVAL OF MAJOR STRATEGIES AND FINANCIAL OBJECTIVES. Each year the Board will review and approve Delta's one-year business plan, as well as its long-term strategic plan, aircraft fleet plan and financial goals. The Board will regularly monitor Delta's performance with respect to these plans and goals.

    3. BOARD EVALUATION. The Board will annually evaluate the effectiveness of the Board and its committees. Each director will complete a written assessment of the Board's performance in specified categories such as fiduciary oversight; Board governance and process; strategic planning and business decisions; and financial matters. The Board will meet in executive session to discuss these assessments. The purpose of this evaluation is to increase the effectiveness of the Board as a whole, as well as its individual members.

    4. SELECTION OF BOARD MEMBERS. The Board has the responsibility for nominating directors. In nominating a slate of directors, the Board's objective is to select individuals with skills and experience which can be of assistance to management in operating Delta's business. The Board will consider business experience, diversity, skills, international background and other matters which are relevant to this objective. Each director should devote the time and attention necessary to fulfill the obligations of a director.

    5. MANAGEMENT SUCCESSION. The Board will review annually with the Chief Executive Officer management succession planning and development. There should also be available, on a continuing basis, the Chief Executive Officer's recommendation as to his successor should he be unexpectedly disabled.

    6. EXECUTIVE COMPENSATION. Delta's executive compensation program will be designed and administered with clear and strong linkages to its business strategy and long-term goals, particularly the creation of shareowner value, to develop talented executives and motivate them to work for the long-term advantage of Delta's primary stakeholder groups.

    7. DIRECTOR COMPENSATION. The Board will periodically review director compensation in comparison with companies that are similarly situated to ensure that such compensation is reasonable and competitive.

    8. BOARD INTERACTION WITH INSTITUTIONAL INVESTORS, THE PRESS, CUSTOMERS, ETC. The Board believes that management speaks for Delta. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with Delta. However, it is expected that Board members will speak for Delta only with the knowledge of management and, in most instances, at the request of management.

    BOARD STRUCTURE

    1. NUMBER OF DIRECTORS. The Board will normally consist of between nine and eleven members, although the Board is willing to increase its size to accommodate the availability of an outstanding candidate.

    2. INDEPENDENCE. A substantial majority of the directors will be outside directors who have no significant financial or personal tie to Delta, other than common stock ownership and entitlement to directors' fees.

    3. BOARD LEADERSHIP. The Board does not have a policy on whether the role of the Chief Executive Officer and the Chairman should be separate. When the Chief Executive Officer holds the position of Chairman of the Board, the Board will consider the election of an outside director to chair the executive sessions of the Board which are not attended by the Chief Executive Officer and to have such other duties as the Board deems appropriate.

    4. COMMITTEES OF THE BOARD. The Board, in consultation with the Chief Executive Officer, will determine the responsibilities and membership of its committees. Each committee, other than the Executive Committee, will consist solely of outside directors. The committee chairman, in consultation with committee members, will determine the frequency and length of the meetings of the committee.

    5. RETIREMENT/RESIGNATION AND TERM LIMITS. No director may stand for reelection after age 72. A director is expected to offer to submit his or her resignation when the director no longer holds the principal occupation he or she held at the time of election to the Board. Directors who are full-time employees of Delta shall resign from the Board coincident with their retirement from full-time employment.

    The Board does not believe it should establish term limits for directors. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into Delta and its operations, and who therefore provide an increasing contribution to the Board.

    6. STOCK OWNERSHIP. Directors are encouraged to own a significant equity interest in Delta within a reasonable period after initial election to the Board. To more closely align the interests of directors and Delta's shareowners, a portion of directors' fees will be paid in the form of common stock.

    BOARD OPERATIONS

    1. NUMBER OF MEETINGS. The Board will meet as frequently as needed for directors to discharge properly their responsibilities. Regular meetings of the Board are held four times per year and special meetings are held as required.

    2. CONDUCT OF MEETINGS. Board meetings will be conducted in a manner which ensures open communication, meaningful participation and timely resolution of issues. Whenever feasible, directors will receive materials concerning matters to be acted upon well in advance of the applicable meeting.

    3. EXECUTIVE SESSIONS. The Board will hold executive sessions at least twice a year without the Chief Executive Officer or any other inside directors.

    4. BOARD ACCESS TO SENIOR MANAGEMENT. Board members have complete access to Delta's senior management. It is assumed that Board members will use judgment to be sure that contact with management is not distracting to Delta's business operations and that the Chief Executive Officer is appropriately informed.

    5. SENIOR MANAGEMENT SERVICE ON OUTSIDE BOARDS. Members of senior management should review proposed outside Board memberships with the Corporate Governance Committee, and outside Board memberships ordinarily should be limited to three.

                       BENEFICIAL OWNERSHIP OF SECURITIES
               BENEFICIAL OWNERS OF MORE THAN 5% OF VOTING STOCK

    The following table sets forth the holdings of the only persons known to Delta to beneficially own more than five percent of any class of Delta's outstanding voting securities.

                                                                 AMOUNT AND NATURE     PERCENT OF
NAME AND ADDRESS                                                   OF BENEFICIAL        CLASS ON
OF BENEFICIAL OWNER                          TITLE OF CLASS          OWNERSHIP       AUGUST 27, 2000
-------------------                       --------------------   -----------------   ---------------
PRIMECAP Management Company.............  common stock              17,965,300(1)         14.6%
225 South Lake Ave., Suite 400
Pasadena, CA 91101-3005

Vanguard Primecap Fund..................  common stock              10,000,000(2)          8.1%
Post Office Box 2600
Valley Forge, PA 19482-2600

AXA Financial, Inc......................  common stock               8,482,136(3)          6.9%
1290 Avenue of the Americas
New York, NY 10104

Fidelity Management Trust Company.......  ESOP Preferred Stock       6,432,322(4)        100.0%
82 Devonshire Street                      common stock               8,233,351(4)          6.7%
Boston, MA 02109

------------------------

(1) Based on Amendment No. 9 to Schedule 13G dated May 31, 2000, in which PRIMECAP Management Company reported that it had sole voting power over 3,379,500 of such shares, shared voting power over none of such shares, and sole dispositive power over all 17,965,300 of such shares.

(2) Based on a Schedule 13G dated February 8, 2000, in which the Vanguard Primecap Fund reported that it had sole voting power, and shared dispositive power, over all 10,000,000 of such shares.

(3) Based on Amendment No. 1 to Schedule 13G dated February 10, 2000, in which AXA Financial, Inc. reported that it and certain of its affiliates had sole voting power over 1,633,576 of such shares, shared voting power over 5,255,645 of such shares, sole dispositive power over 8,356,391 of such shares, and shared dispositive power over 125,745 of such shares.

(4) These shares are held by Fidelity Management Trust Company as the trustee of the Delta Family-Care Savings Plan. The ESOP Preferred Stock may not be sold or distributed outside the Savings Plan except for resale to Delta.

                       THE DELTA FAMILY-CARE SAVINGS PLAN

    Fidelity Management Trust Company is the trustee of the Delta Family-Care Savings Plan ("Savings Plan"), a qualified defined contribution pension plan under which eligible Delta personnel may contribute a portion of their earnings on a pre-tax or after-tax basis to various investment funds, including the Delta Common Stock Fund.

    Subject to certain federal tax limitations, Delta contributes 50 cents to a participant's Savings Plan account for every $1 contributed by that participant, up to 2% of the participant's annual earnings. The Savings Plan contains an employee stock ownership plan feature pursuant to which a specified amount of Delta's contributions to a participant's account during each Savings Plan year is invested in ESOP Preferred Stock and common stock ("Preferred Stock Fund"). At June 30, 2000, there were approximately 69,700 participants in the Savings Plan.

    The Savings Plan provides that shares of ESOP Preferred Stock and common stock allocated to a participant's account in the Preferred Stock Fund ("Allocated Shares") will be voted by the trustee in accordance with the participant's confidential voting instructions or, if no voting instructions are received by the trustee prior to the deadline specified in the Voting Instruction Form, these shares will be voted by the trustee in its discretion. The Savings Plan further provides that shares of ESOP Preferred Stock not yet allocated to any participant's account will be voted by the trustee in proportion to the votes cast with respect to Allocated Shares for which voting instructions are received.

    The Savings Plan provides that shares of common stock attributable to a participant's account in the Delta Common Stock Fund will be voted by the trustee in accordance with the participant's confidential voting instructions or, if no instructions are received by the trustee prior to the deadline specified in the Voting Instruction Form, these shares will be voted by the trustee in its discretion.

            DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

    The following table sets forth the number of shares of common stock and, if applicable, ESOP Preferred Stock beneficially owned as of August 27, 2000, by each director, each director-nominee, each person listed in the Summary Compensation Table in this proxy statement, and all directors and executive officers of Delta as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

                                                                              SHARES
                                                                           BENEFICIALLY
NAME OF BENEFICIAL OWNER                            TITLE OF SECURITIES      OWNED(1)
------------------------                            --------------------   ------------
DIRECTORS AND NOMINEES FOR DIRECTOR
Edwin L. Artzt....................................  common stock                 3,437(2)
James L. Broadhead................................  common stock                 3,739(2)(3)
Edward H. Budd....................................  common stock                14,531(2)(3)
R. Eugene Cartledge...............................  common stock                 4,489(2)
Mary Johnston Evans...............................  common stock                 4,520(2)(3)
George M.C. Fisher................................  common stock                 5,185(4)
David R. Goode....................................  common stock                 1,172(4)
Gerald Grinstein..................................  common stock                 5,615(2)(3)(5)
Leo F. Mullin.....................................  common stock               914,368(6)
John F. Smith, Jr.................................  common stock                 2,000
Andrew J. Young...................................  common stock                 3,294(2)

EXECUTIVE OFFICERS
Frederick W. Reid.................................  common stock               144,501(6)(7)
                                                    ESOP Preferred Stock            15
Robert L. Colman..................................  common stock               256,502(6)(7)
Vicki B. Escarra..................................  common stock               101,955(6)
                                                    ESOP Preferred Stock           152
Edward H. West....................................  common stock                 2,503(6)(7)
                                                    ESOP Preferred Stock            68
Directors and Executive Officers as a Group (16     common stock             1,606,556(6)(7)
  Persons)........................................
                                                    ESOP Preferred Stock           270

------------------------

(1) The directors and executive officers as a group beneficially owned 1.3% of the outstanding shares of common stock. No person listed in the table beneficially owned 1% or more of the outstanding shares of common stock or ESOP Preferred Stock.

(2) Includes 1,000 shares of common stock which the director has the right to acquire upon the exercise of stock options that were exercisable as of August 27, 2000, or that will become exercisable within 60 days after that date.

(3) Includes 301 shares, 4,677 shares, 1,096 shares and 427 shares of common stock attributable to Mr. Broadhead, Mr. Budd, Mrs. Evans and
    Mr. Grinstein, respectively, due to their selection of the Delta Common Stock Fund investment return choice for deferred cash compensation earned as a director. See page 6 of this proxy statement for additional information regarding this program.

(4) Excludes 121 shares and 215 shares of common stock attributable to Mr. Fisher and Mr. Goode, respectively, due to the annual deferred payment of $6,300 under the deferred compensation arrangement for directors who first join Delta's Board after October 24, 1996. The deferred amount earns an investment return equivalent to the investment return on the Delta Common Stock Fund. Messrs. Fisher and Goode may not dispose of these deferred amounts until they complete their Board service. See page 7 of this proxy statement for additional information regarding this program.

(5) Excludes a total of 23,000 deferred shares of common stock which the Board of Directors granted to Mr. Grinstein in recognition of his service to the Board and Delta as a director, and 75 additional deferred shares earned through the reinvestment of dividend equivalents on these shares.
    Mr. Grinstein may not vote or dispose of these shares until they are issued to him after he completes his Board service.

(6) Includes the following number of shares of common stock which the following persons or group have the right to acquire upon the exercise of stock options that were exercisable as of August 27, 2000, or that will become exercisable within 60 days after that date: Mr. Mullin--896,600;
    Mr. Reid--139,900; Mr. Colman--221,125; Ms. Escarra--92,975; Mr. West--0;
    and directors and executive officers as a group--1,474,917. Mr. West forfeited his stock options when he resigned from Delta on August 8, 2000.

(7) Includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of August 27, 2000: Mr. Reid--2,010; Mr. Colman--26,755; and directors and executive officers as a group--51,904. Mr. West forfeited his restricted stock when he resigned from Delta on August 8, 2000.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Delta's directors, executive officers and persons who beneficially own more than 10% of a registered class of Delta's equity securities to file certain reports concerning their beneficial ownership of Delta's equity securities. Delta believes that during fiscal 2000 all reporting persons complied with their
Section 16(a) filing obligations.

                             EXECUTIVE COMPENSATION
                       PERSONNEL & COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Personnel & Compensation Committee of the Board of Directors is pleased to present this report on Delta's executive compensation program. This report describes the executive compensation policies under which the Committee makes decisions about executive pay and discusses each principal component of the current program. It also explains the basis on which the Committee made fiscal 2000 compensation determinations for the Chief Executive Officer and other executive officers of Delta, including those named in the Summary Compensation Table shown elsewhere in this proxy statement.

COMPENSATION STRATEGY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

    The Committee's foremost objective is to have an executive compensation program that attracts, retains and motivates talented executives to work for the long-term advantage of Delta's primary stakeholder groups--shareowners, customers and employees. The Committee believes that an executive compensation program designed and administered with clear and strong linkages to the company's business strategy and long-term goals, particularly the creation of shareowner value, will accomplish this objective.

    Consistent with this philosophy, the Committee has structured the executive compensation program to achieve the following:

    - Enable Delta to attract and retain a group of highly qualified and experienced executives by providing a competitive total compensation package;

    - Focus Delta's executives on achieving aggressive financial and operating goals tied to the company's near- and long-term business objectives;

    - Emphasize at risk pay by having a substantial portion of total pay consist of incentive pay components that tie executives' rewards to performance results achieved; and

    - Closely link the long-term interests of Delta's executives to those of its shareowners by having stock-based compensation comprise a major portion of total pay opportunities. To further support this goal, the Committee has established specific stock ownership levels for Delta executives.

    These principles apply to compensation determinations for all executive officers. In making decisions about actual compensation levels, the Committee considers all elements of the executive compensation program in total, and not any one element in isolation. The Committee works with independent compensation consultants to assist it in evaluating and, as appropriate, revising the executive compensation program to better support Delta's business strategy and long-term goals.

    The Committee believes it is important to consider pay levels and practices of the companies with which Delta competes for executives to ensure that salary levels and incentive opportunities are competitive and support the objectives listed above. During fiscal 2000, the Committee compared Delta's total pay opportunities and executive compensation components to the programs in place at other major U.S. airlines and at a cross-section of well-regarded companies in general industry. These comparisons reflect the fact that Delta's competitors for executive talent extend beyond the Company's direct business competitors. For this reason, the relevant market for pay comparisons is broader than the airline peer companies who comprise the published industry index in the Performance Graph shown elsewhere in this proxy statement.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

    The primary components of Delta's executive compensation package are base salary, incentive compensation and stock-based awards.

    BASE SALARY

    The Committee approves salaries for executives above the level of Senior Vice President, and recommends the Chief Executive Officer's salary to the Board for its approval. The Committee's objective is to set base salaries for Delta's executive officers at levels that are comparable to similar executive positions at other major U.S. airlines and the broader comparator group described above. Specifically, salaries for executives are now targeted at the median (50th percentile) of the comparative marketplace.

    Actual salary levels are based on a combination of factors that includes the executive's performance, responsibilities and experience, as well as the salaries of comparably-placed executives in the competitive market. The Committee exercises its discretion in making salary recommendations and decisions, and does not apply a specific formula or weighting to the factors listed above. In this connection, the Committee relies to a large extent on the Chief Executive Officer's evaluations of individual executive officer performance, after reviewing such individual performance with him. Salary increases for executives do not follow a preset schedule.

    During fiscal 2000, the Committee increased salary rates for selected executives in light of the factors mentioned above. As a result of these increases, the Committee believes the salary rates for Delta's executive officers generally are in line with salaries for comparable positions at the major U.S. airlines and the broader comparator group discussed above.

    INCENTIVE COMPENSATION PLAN

    The purpose of the Incentive Compensation Plan is to provide additional cash compensation for achieving annual levels of financial and operating performance that support Delta's near- and long-term strategic objectives. The plan emphasizes the link between pay and performance for Delta's executives by providing rewards that can only be earned by meeting pre-established performance goals. Delta's target for cash compensation (salary plus incentive compensation) is at the 55th percentile, which is slightly above the median of the market.

    Early in fiscal 2000, the Committee approved a compensation formula for Executive Vice Presidents and above to determine the annual incentive awards for those officers whose compensation may be subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code. Awards for these officers, and for other participants in the plan, are based on Delta's achieving specific financial goals (net income and return on investment), as well as effectiveness and efficiency goals (safety, reliability, customer satisfaction, revenue per available seat mile and non-fuel costs per available seat mile). All financial, effectiveness and efficiency goals were established in light of Delta's fiscal 1999 performance, its fiscal 2000 business plan and the performance of Delta's peer airlines. The awards also are based on key initiative goals related to Delta's strategic objectives (for example, the implementation of strategies related to customer service, airport master plans, technology and human resources, including labor relations). The Chief Executive Officer is measured on overall corporate financial and operational results. All other participants are rewarded based on an incentive pool that is generated based on overall corporate results, but that is allocated among participants based on individual performance.

    For fiscal 2000, awards to executive officers were based upon Delta's results for all applicable performance categories. Targeted goals were exceeded in the aggregate and payouts were determined accordingly. Variations in individual performance were reflected in the final awards.

    In determining final awards, the Committee noted Delta's strong financial and operational performance in fiscal 2000. As a result of the significant efforts made by its employees during the year, Delta again achieved record financial results and enhanced its competitive position in safety, reliability and customer satisfaction. The Committee believes these results are particularly impressive in light of the results achieved by several of Delta's key competitors.

    STOCK-BASED AWARDS

    The potential value of long-term incentive opportunities comprises the largest portion (60% or more) of the targeted total compensation package for executive officers. The Committee believes this approach to total compensation opportunities provides the appropriate focus for those executives who are charged with the greatest responsibility for managing Delta and achieving success for all of Delta's stakeholders. To reflect this emphasis on equity-based compensation, long-term incentive awards for Delta's executives are now targeted at the 60th percentile of the market. Specific award guidelines vary by level of responsibility. Stock-based compensation awards are made under the 1989 Stock Incentive Plan. This plan provides that employees selected by the Committee can receive awards of stock options, stock appreciation rights, restricted stock and other stock-based awards; award types can vary from year to year at the Committee's discretion.

    In July 1999, the Committee granted non-qualified stock options and target awards of performance-based restricted stock to officers, and granted non-qualified stock options to selected other employees. The long-term incentive award opportunity for officers is delivered 70% in stock options and 30% in performance-based restricted stock. Awards for non-officer participants are delivered solely in the form of stock options.

    Stock options granted in July 1999 gave executive officers and other participants the right to purchase shares of Delta stock at its closing price on the New York Stock Exchange on the date of grant, and have a term of ten years. To enhance the retention element of these awards, the options become exercisable in 25% increments on each of the first four anniversaries of the grant date. No stock options granted under the plan have been repriced, nor does the Committee intend to consider option repricing in the future.

    The portion of the long-term award allocated to stock options is converted to a number of stock options by using the Black-Scholes option pricing model. The Committee may apply its judgment to adjust the formula award based on individual performance, contribution to Delta's success and equity relative to other plan participants. The Committee may also consider other factors from time to time in making stock option awards.

    The performance-based restricted stock program provides rewards based on Delta's financial and operational performance relative to peer domestic airlines over three-year performance cycles. As with stock options, formula awards may be adjusted based on the factors listed above. At the end of each three-year performance cycle, participants may earn nothing, or a number of shares ranging from 40% to a maximum of 200% of the target award. Performance goals measured include Delta's ranking relative to its peer domestic airlines with respect to total shareowner return and three key U.S. Department of Transportation measures related to operations and customer satisfaction.

STOCK OWNERSHIP GUIDELINES

    In keeping with the principles outlined earlier in this report, the Committee advocates stock ownership by Delta's executives. The Committee believes that the interests of executives and Delta's shareowner will be more closely aligned if executives own meaningful amounts of Delta stock. Accordingly, in fiscal 1999, the Committee amended the company's stock ownership guidelines to increase the amount of Delta stock executive officers should own. Under the amended policy, executive officers are expected, over time, to acquire Delta stock worth three to five times base salary, based on their level of responsibility. Unexercised options, unvested restricted stock and unearned performance-based restricted shares do not count for purposes of measuring compliance with the ownership guidelines.

DELTA 2000 PERFORMANCE COMPENSATION PLAN

    The Committee has reviewed and approved the new Delta 2000 Performance Compensation Plan being submitted to shareowners for approval. The Committee believes the new plan is consistent with the strategy and overall objectives of Delta's executive compensation program, and will enable Delta to attract and retain highly qualified executives.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    Section 162(m) of the Internal Revenue Code generally limits to $1 million the annual corporate federal income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation. The Committee has carefully considered Delta's executive compensation program in light of the applicable rules, and believes that compliance with those rules generally is in Delta's best interests. Accordingly, the material terms of both the Incentive Compensation Plan and the 1989 Stock Incentive Plan have been approved by Delta's shareowners. The Committee reserves the right, however, to make exceptions to this practice when it determines that doing so will better support Delta's compensation policies or its business strategy and long-term goals.

FISCAL YEAR 2000 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Mullin's compensation is determined following a process similar to that used for other executive officers. The terms of Mr. Mullin's employment agreement are described elsewhere in this proxy statement.

    During fiscal 2000, the Committee recommended and the Board approved increasing Mr. Mullin's base salary to $750,000. This decision was made after reviewing his performance and competitive market data on the salaries of chief executive officers of other major U.S. airlines as well as those of companies in the peer group described earlier.

    In addition to his base salary, Mr. Mullin received an incentive compensation award of $1.4 million for performance during fiscal 2000.
Mr. Mullin's award reflects the Committee's belief that his leadership contributes significantly to Delta's overall success and to the strong performance reflected in Delta's financial and operating results for the year. In making this determination, the Committee noted Delta's record financial results and its continued improvements in customer service and operations during Mr. Mullin's third year as Chief Executive Officer. The Committee also considered, among other things, Delta's impressive financial and operational performance compared to its key competitors; launching of the SkyTeam global alliance; acquisition of Comair; realization of gains on the sale of priceline.com stock; benefits achieved through Delta's fuel hedging program; extension of its strategic partnership with American Express; and other key business programs that have strengthened Delta's overall competitiveness. No particular weighting was assigned to any of these factors.

    In July 1999, the Committee awarded Mr. Mullin non-qualified stock options covering 150,000 shares of Delta stock and a target award of 26,000 shares of performance-based restricted stock under the same programs applicable to other executive officers. Mr. Mullin also received stock options covering 500,000 shares of Delta stock in October 1999 when he was elected Chairman of the Board; this award is generally not exercisable until the fifth anniversary of the grant date. In determining the size of Mr. Mullin's awards, the Committee considered the pay practices of other major U.S. airlines and the general industry companies described earlier in this report, as well as Mr. Mullin's performance and his contributions to Delta's overall results. The Committee's emphasis on performance in setting Mr. Mullin's incentive compensation and stock-based awards resulted in over 85% of his regular annual pay opportunity for fiscal 2000 being based on performance.

OTHER MATTERS

    During fiscal 2000, the Board of Directors continued the formal process adopted during fiscal 1998 by which this Committee conducts an annual and independent evaluation of the Chief Executive Officer's performance that involves written feedback from all directors. The Committee reviewed the results of this evaluation with the Board at its June 2000 meeting.

Respectfully submitted,

THE PERSONNEL & COMPENSATION COMMITTEE
Edward H. Budd, CHAIRMAN
R. Eugene Cartledge
David R. Goode
Gerald Grinstein

                           SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid to Delta's Chief Executive Officer and its four other most highly compensated executive officers at June 30, 2000.

                                                                                       LONG TERM COMPENSATION
                                                                                -------------------------------------
                                                 ANNUAL COMPENSATION                      AWARDS             PAYOUTS
                                         ------------------------------------   --------------------------   --------
                                                                    OTHER       RESTRICTED    SECURITIES                ALL OTHER
                                                                   ANNUAL         STOCK       UNDERLYING       LTIP      COMPEN-
                                          SALARY      BONUS     COMPENSATION     AWARD(S)    OPTIONS/SARS    PAYOUTS     SATION
NAME AND PRINCIPAL POSITION     YEAR       ($)       ($)(1)        ($)(2)         ($)(3)        (#)(4)        ($)(5)     ($)(6)
---------------------------   --------   --------   ---------   -------------   ----------   -------------   --------   ---------
Leo F. Mullin..............     2000     745,833    1,400,000       66,629              0        650,000        0          8,592
  Chairman of the Board and     1999     695,833    1,000,000       46,237              0        118,200        0        154,448
  Chief Executive Officer       1998     571,250    1,000,000      204,361        526,500      1,000,000        0        301,488

Frederick W. Reid..........     2000     536,667      570,000      117,848              0         34,600        0         70,629
  Executive Vice President      1999     500,000      425,000      132,158              0        125,000        0        207,275
  and Chief Marketing           1998           0            0            0        376,500        250,000        0              0
  Officer

Robert L. Colman...........     2000     415,000      430,000        4,248              0         30,100        0          4,781
  Executive Vice                1999     298,718      970,759       68,061      1,935,000        300,000        0        158,947
    President--
  Human Resources(7)

Vicki B. Escarra...........     2000     394,583      420,000        4,039              0         30,100        0          7,746
  Executive Vice                1999     335,000      285,000        2,664              0        233,000        0          6,199
    President--
  Customer Service(8)

Edward H. West.............     2000     340,000      440,000        3,472              0        210,000        0          7,107
  Executive Vice President
  and Chief Financial
  Officer(9)

------------------------------

(1) Represents the incentive compensation award, if any, for services rendered during the specified fiscal year. Pursuant to his employment agreement, Mr. Colman's fiscal 1999 amount includes a signing bonus of $718,885. Amounts earned in fiscal 2000 were paid in August 2000.

(2) Fiscal 2000 amounts represent (i) reimbursements for taxes related to Delta's payment of life insurance premiums; and (ii) the value of certain personal benefits paid or provided by Delta to Messrs. Mullin and Reid. These personal benefits include financial planning services valued at $41,684 for Mr. Mullin and $37,504 for Mr. Reid. No other person listed in the Summary Compensation Table received compensation in the form of personal benefits in excess of the lesser of $50,000 or 10% of the total of his or her annual salary and bonus.

(3) The Personnel & Compensation Committee granted the following persons the following number of shares of restricted stock on the dates indicated, pursuant to their employment agreements: Mr. Mullin--12,000 shares on August 14, 1997; Mr. Reid--6,000 shares on June 9, 1998; and
    Mr. Colman--40,000 shares on October 2, 1998. The value of these awards shown in the table is based on the closing price of the common stock on the New York Stock Exchange on the applicable grant date.

   Mr. Mullin's award vested in three equal installments on July 1, 1998, 1999 and 2000. Subject to earlier vesting or forfeiture in certain circumstances,
    (i) Mr. Reid's award vested or vests in three equal installments on June 9, 1999, 2000 and 2001; and (ii) Mr. Colman's award vested or vests in three equal installments on October 2, 1999, 2000 and 2001. Cash dividends on the restricted stock are reinvested in additional shares of common stock which are subject to the same restrictions as the original award.

   At June 30, 2000, the number and value of the aggregate restricted stock holdings of the persons named in the Summary Compensation Table was:
    Mr. Mullin--4,024 shares valued at $203,464; Mr. Reid--2,010 shares valued at $101,631; Mr. Colman--26,755 shares valued at $1,352,800; and
    Mr. West--4,009 shares valued at $202,705. The value of these awards on June 30, 2000 is based on the $50.5625 closing price of the common stock on the New York Stock Exchange on that date. As a result of his resignation from Delta, Mr. West forfeited all of his shares of restricted stock.

(4) Represents the number of shares of common stock subject to stock options, some of which were granted pursuant to employment agreements. As a result of his resignation from Delta, Mr. West forfeited all of his stock options.

(5) See page 20 of this proxy statement for information regarding long-term incentive awards granted during fiscal 2000.

(6) During fiscal 2000, Delta paid supplemental group life insurance premiums and made contributions under the Savings Plan as follows:
    Mr. Mullin--$8,592 and $0, respectively; Mr. Reid--$6,182 and $1,447, respectively; Mr. Colman--$4,781 and $0, respectively; Ms. Escarra--$4,546 and $3,200, respectively; and Mr. West--$3,907 and $3,200, respectively. Pursuant to his employment agreement, the fiscal 2000 amount for Mr. Reid also includes Delta's payments of $63,000 for an individual life insurance premium.

(7) Mr. Colman joined Delta as an executive officer in fiscal 1999. Accordingly, he received no compensation from Delta during fiscal 1998.

(8) Ms. Escarra became an executive officer of Delta in fiscal 1999. Accordingly, information regarding her compensation for fiscal 1998 is not included.

(9) Mr. West became an executive officer of Delta in fiscal 2000. Accordingly, information regarding his compensation for fiscal 1998 and 1999 is not included. Mr. West resigned from Delta on August 8, 2000 to accept a position with another company. As a result of his resignation, Mr. West forfeited all of his restricted stock and stock options. See Notes 3 and 4 to this Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding non-qualified stock options granted during fiscal 2000 to the persons named in the Summary Compensation Table. None of the grants made during fiscal 2000 included stock appreciation rights.

                                                                                                       GRANT DATE
                                                              INDIVIDUAL GRANTS(1)                        VALUE
                                            --------------------------------------------------------   -----------
                                             NUMBER OF
                                            SECURITIES      % OF TOTAL
                                            UNDERLYING    OPTIONS GRANTED   EXERCISE OR                GRANT DATE
                                              OPTIONS     TO EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT
NAME                           GRANT DATE   GRANTED (#)     FISCAL YEAR      ($/SH)(1)       DATE      VALUE($)(2)
----                           ----------   -----------   ---------------   -----------   ----------   -----------
Leo F. Mullin................   7/22/1999     150,000           5.05          62.6250      7/21/2009    4,122,375
                               10/27/1999     500,000          16.83          49.9375     10/26/2009   13,090,000

Frederick W. Reid............   7/22/1999      34,600           1.16          62.6250      7/21/2009      950,895

Robert L. Colman.............   7/22/1999      30,100           1.01          62.6250      7/21/2009      827,223

Vicki B. Escarra.............   7/22/1999      30,100           1.01          62.6250      7/21/2009      827,223

Edward H. West (3)...........   7/22/1999      20,000           0.67          62.6250      7/21/2009      549,650
                                9/23/1999     190,000           6.40          47.3125      9/22/2009    3,981,450

------------------------

(1) The exercise price for each grant is the closing price of the common stock on the New York Stock Exchange on the grant date. Subject to certain exceptions, the stock options granted on July 22, 1999 and September 23, 1999 become exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the grant date. The stock option granted on October 27, 1999 generally becomes exercisable on October 27, 2004.

(2) The hypothetical grant date present value was determined using the Black-Scholes option pricing model and, consistent with the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," includes the following material assumptions and adjustments:

DATE OPTIONS GRANTED
   7/22/99 BECOME        EXPECTED      INTEREST    Volatility    Dividend
     EXERCISABLE        OPTION TERM   RATE(%)(a)   Rate(%)(b)   Yield(%)(c)
---------------------   -----------   ----------   ----------   -----------
   7/22/2000               6 years       5.81         26.18        0.16
   7/22/2001               7 years       5.94         26.55        0.16
   7/22/2002               8 years       5.89         26.44        0.16
   7/22/2003               9 years       5.84         27.02        0.16

 DATE OPTION GRANTED
   9/23/99 BECOMES       EXPECTED      INTEREST    Volatility    Dividend
     EXERCISABLE        OPTION TERM   RATE(%)(a)   Rate(%)(b)   Yield(%)(c)
---------------------   -----------   ----------   ----------   -----------
   9/23/2000               6 years       5.96         26.99        0.21
   9/23/2001               7 years       6.12         26.74        0.21
   9/23/2002               8 years       6.05         26.78        0.21
   9/23/2003               9 years       5.99         27.29        0.21

DATE OPTION GRANTED
10/27/99 BECOMES
  EXERCISABLE
     ----------
   10/27/2004             10 years       6.11         27.16        0.20

    (a) The interest rate represents the interest rate on a U.S. Treasury security on the grant date with a maturity date corresponding to the expected option term.

    (b) The volatility rate is calculated using monthly common stock closing price and dividend information for the period equal to the expected option term that ended on the grant date.

    (c) The dividend yield represents the common stock's current $0.10 per share annualized dividend divided by the fair market value of the common stock on the grant date.

(3) As a result of his resignation from Delta, Mr. West forfeited these stock option grants.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

    The following table sets forth certain information regarding the number and value of unexercised in-the-money stock options held at June 30, 2000 by the persons named in the Summary Compensation Table. None of the persons named in the Summary Compensation Table exercised any stock options during fiscal 2000, nor do any of those persons hold any stock appreciation rights.

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                     SHARES                       OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(1)
                                   ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   -----------   -----------   -------------   -----------   -------------
Leo F. Mullin....................       0             0          629,550       1,138,650      3,843,720      2,874,980
Frederick W. Reid................       0             0          131,250         278,350              0              0
Robert L. Colman.................       0             0          184,800         145,300        404,250        252,000
Vicki B. Escarra.................       0             0           75,250         204,850              0              0
Edward H. West(2)................       0             0           18,850         231,750              0        617,500

------------------------

(1) Value of unexercised in-the-money stock options is based on the $50.5625 closing price of the common stock on the New York Stock Exchange on June 30, 2000.

(2) As a result of his resignation from Delta, Mr. West forfeited all of his stock options.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding target awards of performance-based restricted stock granted during fiscal 2000 to the persons named in the Summary Compensation Table.

                                                                               ESTIMATED FUTURE PAYOUTS UNDER
                               NUMBER OF SHARES,   PERFORMANCE OR OTHER         NON-STOCK PRICE-BASED PLANS
                                UNITS OR OTHER         PERIOD UNTIL       ----------------------------------------
NAME                              RIGHTS (#)       MATURATION OR PAYOUT   THRESHOLD (#)   TARGET (#)   MAXIMUM (#)
----                           -----------------   --------------------   -------------   ----------   -----------
Leo F. Mullin................       26,000                3 years             10,400        26,000       52,000
Frederick W. Reid............        9,000                3 years              3,600         9,000       18,000
Robert L. Colman.............        7,900                3 years              3,160         7,900       15,800
Vicki B. Escarra.............        7,900                3 years              3,160         7,900       15,800
Edward H. West(1)............        3,700                3 years              1,480         3,700        7,400

------------------------

(1) As a result of his resignation from Delta, Mr. West forfeited this award.

    The performance-based restricted stock program provides rewards based on Delta's financial and operational performance relative to peer domestic airlines over three-year performance cycles. At the end of each three-year performance cycle, participants may earn nothing, or a number of shares ranging from 40% to a maximum of 200% of the target award. Performance goals measured are Delta's ranking relative to nine of its peer domestic airlines with respect to total shareowner return (share price appreciation plus reinvested dividends) and three key U.S. Department of Transportation measures related to operations and customer satisfaction (on-time arrival performance, mishandled baggage rate and consumer complaint record). Payouts may be made either 100% in common stock, or 60% in common stock and 40% in cash (to cover taxes).

    In the event of a Change in Control, as defined, each outstanding target award of performance-based restricted stock will be paid in an amount equal to the greater of (i) the actual award payable to the participant for the applicable performance period, calculated as if the performance period had ended on the date of the Change in Control, and (ii) the target award payable to the participant for that performance period, in each case prorated to reflect the portion of the performance period elapsed through the date of the Change in Control.

                     RETIREMENT PLANS AND OTHER AGREEMENTS

PENSION PLAN TABLE

    The following table shows the estimated annual pension payable to a non-pilot employee (before reduction for Social Security benefits and not accounting for the limitations discussed below), including the persons named in the Summary Compensation Table, under the Delta Family-Care Retirement Plan ("Pension Plan"), a non-contributory qualified defined benefit plan. The table assumes that retirement occurs at the end of fiscal 2000 at the normal retirement age of 65 after selected years of service. The benefits in the table would be paid in the form of a joint and 50% survivor annuity.

                                                                                30 OR MORE
    FINAL AVERAGE       10 YEARS OF   15 YEARS OF   20 YEARS OF   25 YEARS OF    YEARS OF
      EARNINGS            SERVICE       SERVICE       SERVICE       SERVICE      SERVICE
---------------------   -----------   -----------   -----------   -----------   ----------
     $  400,000          $ 80,000      $120,000      $160,000     $  200,000    $  240,000
        800,000           160,000       240,000       320,000        400,000       480,000
      1,200,000           240,000       360,000       480,000        600,000       720,000
      1,600,000           320,000       480,000       640,000        800,000       960,000
      2,000,000           400,000       600,000       800,000      1,000,000     1,200,000
      2,400,000           480,000       720,000       960,000      1,200,000     1,440,000

    Final average earnings, for purposes of the Pension Plan, are the average of an employee's annual earnings, based on the employee's salary and payments received under Delta's Incentive Compensation Plan for the 36 consecutive months in the 120-month period immediately preceding retirement which produces the highest average earnings. The annual pension benefit is determined by multiplying final average earnings by 60%, and then reducing that amount for service of less than 30 years and by 50% of the participant's primary Social Security benefit payable to the employee. The 50% Social Security offset is reduced for service of less than 30 years with Delta. For purposes of pension benefits under the Pension Plan and the supplemental non-qualified retirement plans discussed below, the years of service at August 27, 2000, for the persons named in the Summary Compensation Table are as follows: Mr. Mullin--25* years; Mr. Reid--2* years; Mr. Colman--1* year; Ms. Escarra--26 years; and
Mr. West--6 years. Ms. Escarra's annual salary at August 27, 2000 was $455,000, which differs by more than 10% from her salary at June 30, 2000, as reported in the Summary Compensation Table on page 17 of this proxy statement.

    Employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table, are eligible to participate in supplemental, non-qualified retirement plans which provide for benefits which may not be paid under the Pension Plan due to limits on the amount of compensation and benefits for qualified plans established by the Internal Revenue Code of 1986, as amended.

    The Delta Family-Care Disability and Survivorship Plan ("Survivorship Plan") for eligible non-pilot personnel provides monthly short-term disability and survivorship benefits based on a participant's final average earnings and years of service, and monthly long-term disability benefits based on a participant's final average earnings. The Survivorship Plan also provides a lump sum death benefit of up to $50,000. In general, final average earnings, for purposes of the Survivorship Plan, are (1) for purposes of determining benefits during the first six months of disability, the employee's monthly earnings, based on the employee's salary at the time of disability; and (2) for other purposes, the average of the employee's monthly earnings, based on the employee's salary and payments received under Delta's Incentive Compensation Plan over specified periods. In the event the employee dies while employed by Delta, the employee's eligible family members are entitled to receive an amount equal to 50%, 60% or 70% of final average earnings (depending upon whether the employee has one, two, or three or more eligible family members, respectively), subject to reduction for service of less than 30 years with Delta and certain benefits payable under Social Security, the Pension Plan and other sources. Any benefits which may not be paid under the Survivorship Plan due to Internal Revenue Code limits on the amount of compensation and benefits for such plan, including a post-retirement lump sum death benefit of up to $50,000, are provided under a supplemental plan for employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table.

RETENTION PROTECTION AGREEMENTS

    Delta has entered into Retention Protection Agreements ("Retention Agreements") with all of the persons named in the Summary Compensation Table and certain other management personnel. These agreements provide certain benefits that vary by participation level to covered individuals if there is a Qualifying Event (as defined) during the term of the Retention Agreement. A Qualifying Event occurs if,

------------------------
* Pursuant to their employment agreements, described on pages 22-23 of this proxy statement, under certain circumstances, Messrs. Mullin, Reid and Colman would receive retirement benefits equal to that which they would have earned under Delta's defined benefit plans, calculated crediting Mr. Mullin with 22 years of service, Mr. Reid with 11 years of service, and Mr. Colman with 18 years of service, plus, with respect to each of these persons, the number of years of their actual service with Delta. Mr. Mullin's additional years of service vested on August 14, 2000. Messrs. Reid and Colman will become entitled to their additional years of service on June 9, 2001 and October 2, 2000, respectively.

within a specified period after a Change in Control, as defined, (1) there is an involuntary termination of the individual's employment by Delta, other than for Cause (as defined) or due to the individual's death or disability; or (2) the individual voluntarily terminates his employment for Good Reason (as defined). A Qualifying Event also occurs if there is a Change in Control within one year after a termination under either circumstance described in the preceding sentence as a result of actions taken by Delta in anticipation of a Change in Control. For purposes of these agreements, the definition of Change in Control is substantially similar to the definition of that term in the Delta 2000 Performance Compensation Plan, as described on page 27 of this proxy statement.

    The benefits provided upon a Qualifying Event for executive officers include a lump sum payment of either two or three times the sum of the individual's annual base salary rate and target incentive compensation award; the present value of the individual's non-qualified pension benefits (with certain additional age and service credits); certain retiree medical and monthly survivor coverage (or the present value equivalent, depending on the individual's age) and life insurance coverage; certain flight benefits; and payment of any compensation deferred under Delta's Executive Deferred Compensation Plan. In addition, upon a Change in Control, pro rata target incentive compensation awards will be paid under the Incentive Compensation Plan, and all outstanding stock options, restricted stock and similar awards granted under the 1989 Stock Incentive Plan will immediately vest and become nonforfeitable and exercisable. The Retention Agreements also provide for reimbursement to the individual for taxes on certain welfare benefits as well as any excise taxes paid under Section 4999 of the Internal Revenue Code and related taxes thereon.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    MR. MULLIN

    Mr. Mullin's employment agreement with Delta provides for Mr. Mullin's employment through the later of August 13, 2002, or the first anniversary of the date written notice of intent to terminate is provided by Delta. The employment agreement also provides (1) for Mr. Mullin to participate in Delta's employee benefit programs, including insurance, retirement and fringe benefits, on terms no less favorable than the terms offered to other senior executives of Delta; and (2) for Mr. Mullin to receive, upon completion of at least three years of actual service with Delta, 22 additional years of service for vesting and benefit accrual purposes under Delta's defined benefit retirement plans. Special provisions apply upon Mr. Mullin's retirement prior to age 62 or death prior to commencement of benefits.

    In the event of the termination of Mr. Mullin's employment during the term of the employment agreement by Delta without Cause (as defined), or by Mr. Mullin for Good Reason (as defined), the employment agreement generally provides that Mr. Mullin will be entitled to a lump sum payment equal to two times the sum of his final annual salary and the greater of his most recent target or actual annual incentive award; to a prorated target incentive award; and to continuation of medical and other benefits for two years after termination. In addition, upon termination under these circumstances, Mr. Mullin will be credited with two additional years of service for purposes of Delta's defined benefit retirement plans. Mr. Mullin will also be entitled to immediate vesting of the stock options granted to him on August 14, 1997. For these purposes, Cause and Good Reason are generally defined in a manner similar to the definitions of these terms in the Retention Agreements described above. In the event of a Change in Control of Delta, as defined in the Retention Agreements, the employment agreement provides that Mr. Mullin will be entitled to all of the benefits afforded to senior executives under the Retention Agreements. In addition, in the event of a Change in Control, the definition of Good Reason applicable to Mr. Mullin will include Mr. Mullin's resignation from Delta during the sixty-day period commencing on the first anniversary of the Change in Control.

    OTHER EMPLOYMENT AGREEMENTS

    Messrs. Reid and Colman have employment agreements with Delta which provide for them to participate in Delta's employee benefits programs, including insurance, retirement and fringe benefits, as are provided to Delta's Executive Vice Presidents. If Messrs. Reid and Colman complete at least three years and two years, respectively, of actual service with Delta, they will receive an additional 11 years and 18 years, respectively, of service for vesting and benefit accrual purposes under Delta's defined benefit retirement plans.
Mr. Colman's benefit under Delta's nonqualified defined benefit plan will be reduced by the amount of any retirement benefits he receives under the defined benefit plans of his former employer. Mr. Reid's employment agreement also states that Delta will pay, through April 30, 2002, premiums on an existing life insurance policy for Mr. Reid and the taxes related to these premium payments.

    Mr. Reid's employment agreement also provides that, in the event of the termination of his employment prior to July 1, 2001 by Delta without Cause (as defined) or by Mr. Reid for Good Reason (as defined), Mr. Reid would be entitled to a lump sum payment equal to the balance of his then current base salary and then current target award under the Incentive Compensation Plan through July 1, 2001 (subject to a minimum of 12 months of such salary and award); to immediate vesting of the retirement benefit; and to immediate vesting of the stock options and restricted stock granted on June 9, 1998. For these purposes, the definitions of Cause and Good Reason are the same as the definitions of these terms in the Retention Agreements described above.

    Mr. Colman's employment agreement also provides that, in the event of the termination of his employment prior to October 2, 2001 by Delta without Cause (as defined) or by Mr. Colman for Good Reason (as defined), Mr. Colman would be entitled to a lump sum payment equal to the balance of his then current base salary and then current target award under the Incentive Compensation Plan through October 31, 2001 (subject to a minimum of 12 months of such salary and award); to immediate vesting of the retirement benefit; and to immediate vesting of the stock options and restricted stock granted on October 2, 1998.

    Mr. Colman's employment agreement also provides that, if Mr. Colman's employment is terminated prior to June 1, 2005 by Delta without Cause or by Mr. Colman for Good Reason, or for any reason after May 31, 2005, Mr. Colman will be treated as a retiree for purposes of Delta's Family-Care benefit plans. In certain circumstances, Mr. Colman may also receive an additional lump sum payment. That payment ranges from $185,000, had termination occurred between October 2, 1998 and September 30, 1999, to $81,000 if termination occurs between October 1, 2009 and September 30, 2010. Thereafter, no lump sum payment would be required. For purposes of Mr. Colman's employment agreement, the definitions of, Cause and Good Reason are the same as the definitions of these terms in the Retention Agreements described above.

                       FIVE-YEAR STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the common stock with the cumulative total returns on two published indices, the Standard & Poor's 500 Stock Index and the Standard & Poor's Airline Index, over the preceding five fiscal years.

                          CUMULATIVE TOTAL RETURNS (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 6/30/95  6/30/96  6/30/97  6/30/98  6/30/99  6/30/00
DELTA               $100  $112.85  $112.62  $176.51  $157.63  $138.57
S&P 500             $100  $126.00  $169.73  $220.92  $271.19  $290.85
S&P AIRLINE (2)     $100  $121.09  $125.33  $224.36  $205.38  $186.15

------------------------

(1) Cumulative total return is defined as stock price appreciation plus dividends paid, assuming reinvestment of all such dividends.

(2) The Standard & Poor's Airline Index consists of AMR Corporation, Delta, Southwest Airlines and US Airways Group.

                                   PROPOSAL 2
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Arthur Andersen LLP as independent auditors for Delta for the calendar year ending December 31, 2000, subject to ratification by the shareowners. Arthur Andersen LLP has served as Delta's independent auditors since 1949. A representative of Arthur Andersen LLP is expected to be present at the annual meeting, and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions. If the shareowners do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent auditors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 3
            APPROVAL OF THE DELTA 2000 PERFORMANCE COMPENSATION PLAN

    The Board of Directors has unanimously adopted, subject to shareowner approval, a new executive compensation plan. The new plan, called the Delta 2000 Performance Compensation Plan ("New Plan"), is designed to enable Delta to attract and retain a highly qualified management team, and to motivate these executives to achieve Delta's overall business and financial goals.

    The New Plan will amend and restate as one plan Delta's two existing shareowner approved executive compensation plans--the Incentive Compensation Plan ("ICP") and the 1989 Stock Incentive Plan ("1989 Plan"). The ICP strengthens Delta's pay-for-performance practices by providing management with the opportunity to receive cash awards when pre-established performance goals are achieved. The 1989 Plan reinforces management's focus on shareowner value by directly tying long-term compensation opportunities to the value of the common stock. The Board of Directors believes it is desirable to combine these two plans because cash and stock-based compensation are key and related elements of Delta's executive compensation program.

    The New Plan modifies the ICP and the 1989 Plan to enhance Delta's ability to compete for executive talent in a highly competitive labor market, to retain those individuals whose contributions are critical to Delta's long-term success and to align their interests more closely with those of Delta's shareowners. The New Plan will (1) increase the number of shares of common stock that could otherwise be issued under the 1989 Plan; (2) raise the annual limit on the number of stock options and the size of ICP awards that may be granted to a participant under the existing plans; and (3) permit ICP awards to be paid in cash or common stock. As discussed below, the New Plan also contains various features which the Board of Directors believes are consistent with shareowner protection and sound corporate governance practices.

    The New Plan is being submitted to shareowners for approval so that certain awards granted under the New Plan may qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code
("Section 162(m)"), and to comply with certain New York Stock Exchange requirements. As discussed on page 15 of this proxy statement, Section 162(m) generally limits to $1 million the annual corporate federal income tax deduction for "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation.

A. SUMMARY OF THE NEW PLAN

    The following summary description of the New Plan is qualified in its entirety by reference to the full text of the New Plan, which is attached to this proxy statement as Appendix A. The parenthetical article and section references that follow refer to articles and sections of the New Plan that relate to the summary description provided.

    ADMINISTRATION. The New Plan will be administered by the Personnel & Compensation Committee or another committee of the Board of Directors designated by the Board ("Committee"). Subject to the terms of the New Plan, the Committee may grant awards under the New Plan; establish the terms and conditions of those awards; and take all other actions it deems necessary for the proper operation or administration of the New Plan. The Committee may delegate its authority, subject to certain limitations. (Section 2.1.5 and Article 3)

    ELIGIBILITY. Awards may be granted to employees of Delta and its subsidiaries, as determined by the Committee. The New Plan does not limit the number of employees who may receive awards. (Sections 2.1.9 and 3.2(c))

    NUMBER OF SHARES. The New Plan provides for the issuance of up to 16 million shares of common stock for awards granted on or after October 25, 2000. The common stock issued may be authorized but unissued shares, or treasury shares. (Section 4.1)

    Shares of common stock issued, or reserved for issuance, for awards granted on or after October 25, 2000 will be subtracted from the number of shares available for issuance. Shares of common stock obtained from the following sources will be added to the total number of shares available for issuance:
(1) shares tendered to exercise an award; (2) shares withheld for taxes in connection with an award; (3) shares which are settled in cash; and (4) shares relating to an award that is forfeited. The preceding sentence also applies to shares of common stock that are tendered, withheld, settled in cash or forfeited with respect to awards granted under the 1989 Plan which are outstanding on October 25, 2000. (Section 4.2)

    TYPES OF AWARDS. The Committee may grant the following four types of awards under the New Plan: incentive awards; stock options; restricted stock; and other equity-based awards. (Article 5)

    INCENTIVE AWARDS. Incentive awards reward participants for achieving goals, for an annual or other performance period, that are considered key to Delta's success. These awards may be paid in cash or common stock. (Section 5.1)

    The incentive award paid to any participant for a calendar year may not exceed $3 million, multiplied by the number of years in the performance period relating to the incentive award paid in that calendar year. (Section 4.6.1(a))

    STOCK OPTIONS. A stock option is the right to purchase one share of common stock at a specified price, which may not be less than the fair market value of a share of common stock on the date the stock option is granted. The Committee may grant non-qualified stock options and incentive stock options. (Sections
5.2.1 and 5.2.1.1)

    A stock option is exercisable at such times and subject to such terms and conditions as the Committee may determine. No stock option is exercisable earlier than one year (except in the case of (1) a participant's death or termination of employment; or (2) a change in control of Delta), or later than ten years, after the date the stock option is granted. (Section 5.2.1.2)

    No more than one million shares of common stock subject to stock options may be granted to any participant in a calendar year. (Section 4.6.1(b))

    RESTRICTED STOCK. Restricted stock is an award of common stock which is subject to restrictions and such other terms and conditions as the Committee may determine. No restricted stock award may vest less than one year from its date of grant, except in the case of (1) a participant's death or termination of employment; or (2) a change in control of Delta. (Sections 2.1.32 and 5.3)

    No more than 400,000 shares of common stock in the form of restricted stock may be granted to any participant in a calendar year. (Section 4.6.1(c))

    OTHER EQUITY-BASED AWARDS. The Committee may also grant other types of awards that are valued in whole or in part by reference to, or are otherwise based on, the common stock. These awards are subject to such terms and conditions as the Committee may determine. (Sections 2.1.23 and 5.4)

    No more than 400,000 shares of common stock subject to other equity-based awards may be granted to any participant in a calendar year. (Section 4.6.1(d))

    PERFORMANCE MEASURES. The New Plan lists the performance measures the Committee may use to make performance-based awards under Section 162(m). These performance measures include (1) financial measures such as total shareowner return; return on equity, assets, capital or investment; operating, pre-tax or after-tax profit levels; the market price of the common stock; economic or cash value added; capitalization; and profit margin, revenues, net income, expenses, cash flow and liquidity; (2) the results of employee or customer satisfaction surveys; and (3) other measures of quality, safety, productivity or process improvement. The performance measures may be determined by reference to (1) the performance of Delta; one or more of its subsidiaries; or a division or unit of Delta or one or more of its subsidiaries; or (2) comparisons of any of the performance measures relative to other companies or indices. (Section 2.1.25)

    AMENDMENT AND TERMINATION. The Committee or the Board of Directors may amend or terminate the New Plan at any time, but no such amendment or termination may impair the rights of a participant with respect to an outstanding award without that participant's consent. No incentive stock options may be granted after October 23, 2010. As discussed below, in "Shareowner Protection and Corporate Governance Practices," shareowner approval is required for certain amendments to the New Plan. (Article 6)

    ADJUSTMENTS. In the event of a change in the outstanding shares of common stock due to a stock split, extraordinary cash dividend, recapitalization, merger, consolidation, spin-off, reorganization, repurchase or exchange of common stock or other securities, the issuance of warrants or other rights to purchase common stock or other securities, or other similar corporate transaction or event, the Committee may take certain actions to prevent the dilution or enlargement of benefits under the New Plan. These actions include adjusting (1) the number of shares of common stock that may be issued under the New Plan (including the share limitations in Section 4.6); (2) the number of shares subject to an outstanding award; (3) the exercise price of a stock option; and (4) the consideration to be paid upon the grant or exercise of any other award. (Section 4.4)

    CHANGE IN CONTROL.  Upon the occurrence of a change in control of Delta,
(1) all outstanding Stock Options, non-performance based restricted stock and non-performance based other equity-based awards will become immediately exercisable, vested and nonforfeitable (Sections 5.2.1.2(b), 5.3 and 5.4); and
(2) target incentive awards and outstanding performance-based restricted stock and performance-based other equity-based awards will be paid on a prorated basis as specified in the New Plan. (Sections 2.1.15, 2.1.16, 5.1, 5.3 and 5.4)

    Change in control is generally defined as (1) the acquisition by any person of 20% or more of the combined voting power of Delta stock; (2) a change in the composition of the Board of Directors such that the persons who were directors at the beginning of any two-year period prior to October 25, 2000 (and any new director whose election was approved by at least two-thirds of directors then still in office who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board of Directors; (3) a reorganization, merger or consolidation of Delta, other than in certain circumstances; or (4) the approval by Delta's shareowners of a complete liquidation or dissolution of Delta, or a sale of all or substantially all the assets of Delta other than in certain circumstances. (Section 7.3) This definition is substantially similar to the definition of change in control in the ICP and the 1989 Plan.

B. SHAREOWNER PROTECTION AND CORPORATE GOVERNANCE PRACTICES

    The New Plan contains the following features which the Board of Directors believes are consistent with shareowner protection and sound corporate governance practices.

    LIMITATION ON SHARES ISSUED OTHER THAN FOR STOCK OPTIONS. The New Plan limits to three million the number of shares of common stock that may be issued for awards, other than stock options, granted on or after October 25, 2000. (Section 4.6.3)

    NO DISCOUNT STOCK OPTIONS. The New Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the common stock on the date the stock option is granted. This restriction may not be changed without shareowner approval. (Section 6.3.2(a))

    NO STOCK OPTION REPRICINGS. The New Plan prohibits stock option repricings absent shareowner approval. This restriction applies to both direct repricings--lowering the exercise price of an outstanding stock option--and indirect repricings--canceling an outstanding stock option and granting a replacement stock option with a lower exercise price. (Section 6.3.2(b)). Delta has never repriced a stock option granted under the 1989 Plan.

    NO STOCK OPTION EXERCISE EXTENSIONS. The New Plan prohibits, absent shareowner approval, the extension of the regular expiration date for the exercise of a stock option. (Sections 2.1.30 and 6.3.2(c))

    NO EVERGREEN PROVISION. The New Plan does not contain an "evergreen provision"--there is no automatic provision to replenish the 16 million shares of common stock authorized for issuance under the New Plan based on the number or percentage of shares of common stock outstanding. See "Summary of the Plan--Number of Shares." (Sections 4.1 and 4.2)

C. ENHANCING SHAREOWNER VALUE

    Delta's 2000 Annual Report to Shareowners discusses Delta's actions to enhance shareowner value. The Board of Directors believes that shareowners should consider these actions, particularly Delta's common stock repurchase activities, when deciding how to vote on the New Plan.

    During fiscal 1999 and fiscal 2000, Delta repurchased a total of
31.5 million shares of common stock for $1.67 billion under now completed common stock repurchase programs. In addition, as discussed below, Delta has an ongoing common stock repurchase program under which Delta has repurchased, since
April 1996, 21.4 million shares of common stock for $962 million.

    In April 1996, the Board of Directors adopted, subject to shareowner approval, broad-based pilot and nonpilot employee stock option plans ("SkyShares"). Under these two plans, which were approved by shareowners on October 24, 1996, Delta granted eligible employees non-qualified stock options to purchase a total of 49.4 million shares of common stock in three approximately equal installments on October 30, 1996, 1997 and 1998.* The SkyShares program is intended to provide Delta employees with an increased stake in Delta's financial performance and to align their interests with those of Delta's shareowners. In addition, the pilot plan (which covers 20 million of the 49.4 million shares) is an integral part of the 1996 collective bargaining agreement between Delta and its pilots which strengthened Delta's competitive position by (1) reducing pilot costs; and (2) giving Delta flexibility to initiate strategic initiatives such as Delta Express, Delta's low-fare leisure product. To date, 11.2 million shares of common stock have been issued, stock options covering 300,000 shares have been forfeited, and stock options covering
37.9 million shares remain outstanding, under SkyShares.

    In April 1996, the Board of Directors also authorized Delta to repurchase up to 49.4 million shares of common stock, the maximum number of shares that may be issued under SkyShares. Under this authorization, Delta repurchased
12.4 million shares before October 30, 1997--the date the initial SkyShares stock options became exercisable--and may repurchase the remaining shares as employees exercise their stock options under that program. Repurchases are subject to market conditions, and may be

------------------------
* These stock options (1) have an exercise price equal to the fair market value of the common stock on the grant date; (2) are generally exercisable beginning one year, and ending ten years, after the grant date; (3) are forfeited upon termination of employment in certain circumstances; and
    (4) are not transferable other than due to an employee's death.

made on the open market or in privately negotiated transactions. To date, Delta has repurchased a total of 21.4 million shares of common stock under this authorization, compared to 11.2 million shares issued under SkyShares.

D. FEDERAL INCOME TAX ASPECTS OF THE NEW PLAN

    The following is a brief summary of the federal income tax aspects of awards that may be made under the New Plan based on existing U.S. federal income tax laws. This summary is not complete, and does not describe a number of special tax rules, including the alternative minimum tax and various elections which may be applicable under certain circumstances.

    A participant who receives a cash incentive award will realize ordinary income equal to the amount of the incentive award in the year of receipt, and Delta will generally be entitled to a corresponding deduction.

    A participant who has been granted a stock option or restricted stock will not realize taxable income at the date of grant, and Delta will not be entitled to a deduction at that time.

    A participant who exercises a non-qualified stock option will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. Delta generally will be entitled to a corresponding deduction for federal income tax purposes.

    A participant who exercises an incentive stock option will not be subject to taxation at the time of exercise, nor will Delta be entitled to a deduction. The difference between the exercise price and the fair market value of shares on the date of exercise is a tax preference item for purposes of determining a participant's alternative minimum tax. A disposition of the purchased shares after the expiration of the required holding periods will subject the participant to taxation at long-term capital gains rates in the year of disposition in an amount determined under the Internal Revenue Code, and Delta will not be entitled to a deduction for federal income tax purposes. A disposition of the purchased shares prior to the expiration of the applicable holding periods will subject the participant to taxation at ordinary income rates in the year of disposition in an amount determined under the Internal Revenue Code, and Delta generally will be entitled to a corresponding deduction.

    A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting. Delta generally will be entitled to a corresponding deduction for federal income tax purposes.

    The federal income tax consequences of other equity-based awards will depend on the form of such awards.

    As discussed elsewhere in this proxy statement, Section 162(m) limits the corporate federal income tax deduction for pay to executives in certain circumstances.

E. OTHER MATTERS

    The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the New Plan. Accordingly, it is not possible to determine the awards that may be granted to any officer or other employee of Delta.

    The "Bonus" column in the Summary Compensation Table on page 17 of this proxy statement sets forth the awards paid under the ICP for fiscal 2000 to each of the named executive officers. All executive officers as a group (six persons) received $3.6 million under the ICP for fiscal 2000. A total of 169 officers and key employees received ICP awards for that year.

    The Option Grants In Last Fiscal Year table on page 18, and the Long-Term Incentive Plans--Awards In Last Fiscal Year table on page 20, of this proxy statement contain information concerning the non-qualified stock option awards and target awards of performance-based restricted stock, respectively, granted under the 1989 Plan during fiscal 2000 to each of the named executive officers. All executive officers as a group received non-qualified stock options covering 984,900 shares of common stock and target awards for 62,400 shares of performance-based restricted stock under the 1989 Plan during fiscal 2000. A total of 560 officers and key employees received awards under the 1989 Plan in fiscal 2000. On September 8, 2000, the closing price of the common stock on the New York Stock Exchange was $49.00.

    The Board of Directors adopted the New Plan subject to shareowner approval. Absent such approval, the New Plan will not become effective; no awards will be made under the New Plan; and the ICP and the 1989 Plan will not be amended as described in this proxy statement. In these circumstances, the Board of Directors intends to review and reconsider Delta's executive compensation program in light of such vote, its need to retain key management talent and the other principles described in the Personnel & Compensation Committee Report on Executive Compensation included elsewhere in this proxy statement. Approximately 86,000 shares of common stock are available for issuance for new awards under the 1989 Plan.

F. BOARD RECOMMENDATION

    The Board of Directors believes the New Plan is in the best interests of Delta and its shareowners because the New Plan will enable Delta to attract and retain a highly qualified management team; enhance Delta's pay for performance practices; and reinforce management's focus on shareowner value. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE NEW PLAN.

                 PROPOSALS 4, 5, 6 AND 7--SHAREOWNER PROPOSALS

    The following four proposals have been submitted by individual shareowners. If the shareowner, or a representative who is qualified under state law, is present and submits his or her proposal for a vote, then the proposal will be voted on at the annual meeting. In accordance with Federal securities regulations, we include the shareowner proposals and the related supporting statements as submitted by the proponents. To easily distinguish between material provided by the proponents, and material the Board of Directors would like you to consider about the proposals, we have put a box around material provided by each of the proponents.

                                   PROPOSAL 4

    Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the beneficial owner of 100 shares of common stock, has given notice that she intends to introduce the following resolution at the annual meeting:
--------------------------------------------------------------------------------

    "RESOLVED: That the stockholders of Delta Airlines, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

    REASONS: Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. Last year the owners of 35.7% of shares voting, voted FOR this proposal. The number of shares voting FOR was 43,481,122.

    If you AGREE, please mark your proxy FOR this resolution."
--------------------------------------------------------------------------------

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE FOLLOWING REASONS:

    The Board of Directors, like many institutional investors and corporate governance experts, opposes cumulative voting because it may facilitate the election of directors who represent a limited group of shareowners rather than shareowners as a whole. Special interest directors may have difficulty fulfilling their fiduciary duty of loyalty to the company and its shareowners due to inherent conflicts between the company's interests, on the one hand, and the director and his or her constituency, on the other. The Board of Directors believes that these potential conflicts may, in turn, create factionalism and undermine the effectiveness of the board.

    Delta recently surveyed the top 100 of the Fortune 500 companies, finding that only seven of these companies provide for cumulative voting. We also reviewed the law in all 50 states, finding that only four states mandate cumulative voting.

    The Board of Directors believes cumulative voting is not in the best interest of Delta and its shareowners. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                   PROPOSAL 5

    Mr. Dave A. Miller, Air Line Pilots Association, 100 Hartsfield Centre Parkway, Suite 200, Atlanta, Georgia 30354, who is the beneficial owner of 1,050 shares of common stock and 130 shares of ESOP Preferred Stock, has given notice that he intends to introduce the following resolution at the annual meeting:
--------------------------------------------------------------------------------

    "RESOLVED, that the stockholders of Delta Air Lines, Inc. (the "Company") request that the Personnel and Compensation Committee of the Board of Directors, in establishing and administering standards for use in awarding performance-based compensation for senior executives (specifically, the Chief Executive Officer, President, Chief Operating Officer, and all Executive Vice Presidents of the Company), formally incorporate specific measures of employee satisfaction, participation, and training, in addition to the traditional financial measures of Company performance."

                        PROPONENT'S SUPPORTING STATEMENT

    "A growing body of evidence links "high-performance workplace" practices, which emphasize employee participation, feedback, training and job security, with better overall management, higher productivity and, ultimately, greater value for shareholders. A 1999 study by Watson Wyatt Worldwide found that a significant improvement in 30 key human resources practices is associated with a 30% increase in total return to shareholders. In light of that evidence, companies such as Sears and Eastman-Kodak have begun to implement compensation programs that incorporate measures of employee satisfaction in the formula for determining senior executive pay. UAL Corporation recently added employee satisfaction-related measures to the categories used in assessing company performance in the context of senior executive compensation.

    We believe that Delta's ability to attract, develop and retain good employees is critical to its success, and that senior executive compensation should be based, in part, on the Company's progress in developing its human capital. We note that Delta used an employee questionnaire to cite improvements in employee morale, among other factors, supporting an increased incentive compensation award to current CEO Leo Mullin for fiscal 1998. (Proxy Statement filed 9/16/98, at 17) The Company could use this same questionnaire-type methodology in determining future employee morale.

    We request that the Personnel and Compensation Committee of the Company's Board of Directors formulate employee satisfaction related performance measures to be used in future employment agreements between the Company and its senior executives, and in bonus, stock option and long-term incentive plans in which they participate. Such criteria should include both affirmative and negative components. On the affirmative side, an increase in measures of employee satisfaction should result, all other factors remaining the same, in a higher overall performance rating for senior executives and thus a larger amount of performance-based compensation. Such measures can be obtained in a variety of ways, including surveys, as mentioned above, and interviews.

    On the negative side, senior executive performance rating would decline if measures of employee satisfaction showed overall decreases. Examples of events that would affect employee satisfaction, include significant downsizing, wage or benefit reductions and material violations of workplace health and safety or anti-discrimination laws.

    For these reasons we urge shareholders to vote FOR this proposal."
--------------------------------------------------------------------------------

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE FOLLOWING REASONS:

    Strengthening the partnership between Delta and its people is a critical component to achieving our goal of becoming the world's best airline. The 2000 Annual Report to Shareowners discusses our work in building a highly skilled, motivated and globally diverse workforce dedicated to reaching this goal.

    In making decisions relating to Delta's overall business and long-range strategy (including decisions relating to executive compensation), the Board of Directors and its Personnel & Compensation Committee consider and attach great weight to employee satisfaction and related subjects. For example, as discussed in the Personnel & Compensation Committee Report on Executive Compensation included in this proxy statement, the incentive compensation awards for fiscal 2000 (and for 1999 as well) are based in part on management performance in implementing strategies relating to human resources and labor relations. Similarly, the new Delta 2000 Performance Compensation Plan, which is being submitted to shareowners for approval, includes employee satisfaction as one of the criteria on which performance-based awards may be based.

    The Board understands and appreciates the key role of Delta employees in providing our customers with a distinctive travel experience, and achieving Delta's long-term business goals. However, no single factor, including employee satisfaction, can be used to establish executive compensation without considering other relevant factors and overall competitive pay levels. The Board and the Personnel & Compensation Committee believe that they must have broad flexibility when making executive compensation decisions to respond to changing circumstances. The Board, therefore, must reserve the ability to choose those performance goals that best measure Delta's business needs at any particular time, and to change those measures as it deems appropriate under the circumstances. The Board believes this approach will balance competing objectives and ensure that the factors considered in evaluating performance and determining pay are those that are most important and valid for the relevant time specified. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                   PROPOSAL 6

    Mr. John S. Blonsick, c/o Dave Miller, Air Line Pilots Association, 100 Hartsfield Centre Parkway, Suite 200, Atlanta, Georgia 30354, who is the beneficial owner of 110 shares of common stock and 75 shares of ESOP Preferred Stock, has given notice that he intends to introduce the following resolution at the annual meeting:
--------------------------------------------------------------------------------

    "RESOLVED: That the shareholders of Delta Air Lines, Inc. ("the "Company") urge the Board of Directors to seek shareholder approval for future severance agreements (including employment agreements containing severance payment provisions) with senior executives (specifically, the Chief Executive Officer, President, Chief Operating Officer, and all Executive Vice Presidents of the Company) that provide benefits in an amount exceeding $2 million. "Future severance agreements" include agreements renewing, modifying or extending existing severance agreements or employment agreements containing severance provisions. "Benefits" include lump-sum cash payments (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits and consulting fees (including reimbursable expenses) to be paid to the executive after the termination of his or her employment with the Company."

                        PROPONENT'S SUPPORTING STATEMENT

    "Upon the resignation of former CEO Ronald Allen in 1997, the Company agreed to pay him a lump sum severance amount of $4,501,000, a lump sum payment of $85,515 in lieu of medical and dental benefits, a total annual retirement payment of $765,000 per year, an annual fee of $25,000 for service as an "Advisory Director," consulting fees of $500,000 per year for seven years (despite the fact that Mr. Allen "shall not be called upon to devote a major portion of his business time to the performance of services as consultant to the corporation" and "shall only be required to perform his consulting services at such times, and in such places and for such periods as will result in the least inconvenience" to him), and, for 10 years after his resignation, office space, full-time secretarial support, country club membership and dues for the Commerce Club of Atlanta. The Company has also paid $408,776 to design, build and furnish office space for Mr. Allen.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    In addition, the Company's agreements with current CEO Leo Mullin and certain other senior executives provide generous severance benefits, especially if employment is terminated in connection with a change in control. We recognize that severance agreements such as those the Company has entered into with Mr. Allen and current senior executives may be appropriate in some circumstances. However, given the magnitude of the benefits payable under such agreements and the effect of those obligations in the event of a change in control of the Company, we believe the Company should seek shareholder approval of any future such agreements. We believe that requiring shareholder approval of such agreements may also have the beneficial effect of insulating the Board of Directors from manipulation. Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon.

    Institutional investors such as the California Public Employees Retirement System have recommended shareholder approval of these types of agreements in their proxy voting guidelines. Also, the Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executive's annual base salary.

    For these reasons we urge shareholders to vote FOR this proposal."
--------------------------------------------------------------------------------

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE FOLLOWING REASONS:

    Delta's executive compensation program is designed to attract and retain highly-qualified executives, and to motivate those executives to achieve Delta's overall business and financial goals. This is especially critical in today's highly competitive labor market. The overall strategy of Delta's program, as outlined elsewhere in this proxy statement, supports these goals.

    To compete for the best executive talent, many companies provide key executives with significant incentives. Delta believes it must respond to this competitive practice by providing incentives to executives to leave companies where they are highly valued and compensated, and by offering its executives competitive employment packages to minimize the risk of losing them to other companies.

    Severance provisions may be included in these packages based on the competitive market and the unique circumstances of each employment situation. To arbitrarily limit what Delta may offer as a severance payment, or to require shareowner approval of the terms of a severance provision, would significantly limit Delta's ability to successfully attract new executives by making it difficult for Delta to provide a new executive with a competitive employment package in a timely manner. Moreover, a shareowner approval requirement for a severance provision would also negatively impact Delta's recruitment of key executives by requiring the premature public disclosure of confidential employment negotiations.

    In sum, an obligation to limit the value or to obtain shareowner approval of a severance provision would severely inhibit Delta's ability to recruit and retain talented executives by impeding Delta's ability to develop and negotiate agreements that address the competitive market, Delta's needs, and the individual nature of these situations. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                   PROPOSAL 7

    Mr. Michael H. Messmore, c/o Dave Miller, Air Line Pilots Association, 100 Hartsfield Centre Parkway, Suite 200, Atlanta, Georgia 30354, who is the beneficial owner of 1200 shares of common stock and 130 shares of ESOP Preferred Stock, has given notice that he intends to introduce the following resolution at the annual meeting:

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--------------------------------------------------------------------------------

    "RESOLVED: That the shareholders of Delta Air Lines (the "Company") urge the Board of Directors to adopt a policy that some portion of future stock option grants to senior executives shall be performance-based. Performance-based stock options are defined as 1) indexed options, whose exercise price is linked to an industry index; 2) premium-priced stock options, whose exercise price is above the market price on the grant date; or 3) performance-vesting options, which vest when the market price of the stock exceeds a specific target."

                        PROPONENT'S SUPPORTING STATEMENT

    "As Company shareholders, we support compensation policies for senior executives that provide challenging performance objectives and serve to motivate executives to achieve long-term shareholder value. We believe that the Company's current policies are deficient in that respect.

    CEO Leo Mullin has been granted options to purchase 1,118,200 shares of Company stock since he joined the Company in 1997. Options to purchase 1,000,000 of those shares will be vested on August 14, 2001. Mr. Mullin stands to gain $11,843,700 if the Company's stock price is $56 when the 1,000,000 options are exercised. This represents an approximate annual return to shareholders of only 6.12% from the market price of approximately $44.16 on August 14, 1997, the date on which the options were granted. He stands to realize that amount even if the Company's stock underperforms all of its competitors.

    Standard stock options give windfalls to executives who are lucky enough to hold them during a bull market, and penalize executives who hold them during a bear market. Investors and market observers including Warren Buffett, Alan Greenspan and Al Rappaport have criticized standard options on the ground that they inappropriately reward mediocre or poor performance--Buffet has stated that standard stock option plans are "really a royalty on the passage of time"--and all three favor the use of indexed options.

    Standard stock options may also be more expensive than performance-based options. Two Georgetown University professors have estimated that for the top 100 NYSE-listed firms, a grant of an at-the-money option with a five-year maturity would be on average 41% more expensive than necessary to reward the same amount of relative CEO performance. Angel & McCabe, "Market-Adjusted Options for Executive Compensation," Oct. 28, 1997.

    Performance-based options tie compensation more closely to company--rather than stock market--performance. Premium-priced and performance-vesting options encourage senior executives to set and meet ambitious but realistic performance targets. Indexed options may have the added benefit of discouraging repricing in the event of an industry downturn.

    Recently, leading companies such as Monsanto, Capital One Financial Corporation and Level 3 Communications have adopted performance-based plans. According to Level 3's 1999 proxy statement, the company's "outperform stock option" program "aligns directly management's and stockholders' interests by basing stock option value on Level 3's ability to outperform the market."

    For these reasons we urge shareholders to vote FOR this proposal."
--------------------------------------------------------------------------------

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE FOLLOWING REASONS:

    Delta's executive compensation program is intended to attract, retain and motivate talented executives. The Personnel & Compensation Committee of Delta's Board of Directors works with independent compensation consultants to design an executive compensation program that supports Delta's short-term and long-term strategies, and to evaluate Delta's program relative to the competitive market.

    The Board believes that Delta's current practice of granting stock options provides the appropriate link between company performance and executive pay. It aligns the interests of executives with those of Delta's shareowners because the stock price must increase before shareowners or executives will benefit. At the same time, the stock option program's design matches typical competitive practice, which enhances

Delta's ability to attract and retain executives. Delta's program is comparable to the stock option plans used by most U.S. public corporations, including the companies with which Delta competes for executive talent. Relatively few companies use indexed, premium-priced or performance-vesting stock options.

    In addition, as discussed elsewhere in this proxy statement, Delta's executive compensation program divides stock-based awards between stock options and performance-based restricted stock. While stock options reflect stock price performance, performance-based restricted stock provides compensation opportunities based on both stock market and operational performance. This plan measures Delta's results relative to nine peer domestic airlines with respect to total shareowner return and three key U.S. Department of Transportation customer service measures: on-time arrival performance, customer complaints and mishandled baggage. The Board believes this combination of stock options and performance-based restricted stock provides a strong performance component while also enabling Delta to offer competitive compensation opportunities to its key executives.

    In sum, the Board believes that Delta's executive pay program is appropriately designed, and that compensation for Delta's executives is strongly linked to Delta's performance. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

               SUBMISSION OF SHAREOWNER PROPOSALS AND NOMINATIONS

    To be considered for inclusion in the Delta's 2001 proxy materials under Securities and Exchange Commission regulations, shareowner proposals must be submitted in writing by November 8, 2000; and must comply in all respects with the applicable Securities and Exchange Commission regulations. Shareowner proposals may be directed to Delta's Secretary, Robert S. Harkey, at Delta Air Lines, Inc., Post Office Box 20706, Atlanta, Georgia 30320-6001.

    The following requirements apply to all shareowner proposals other than those included in Delta's proxy materials pursuant to Securities and Exchange Commission rules and regulations.

    Delta's By-Laws require a shareowner proposing to nominate persons for election to the Board of Directors, or to introduce other business, at the annual meeting of shareowners to give timely written notice to Delta's Secretary. To be timely, the notice must be received at Delta's principal executive offices at least 90 days but not more than 120 days before the anniversary date of the immediately preceding annual meeting. If, however, the Board of Directors calls the annual meeting for a date that is not within 30 days before or after such anniversary date, notice by the shareowner will be timely if received by Delta by the close of business on the 10th day following the day on which the Board of Directors gave notice of the meeting date or publicly disclosed the date of the annual meeting, whichever first occurs.

    Delta's By-Laws further provide that a shareowner's notice proposing to nominate persons for election to the Board of Directors must contain certain information including, but not limited to, information relating to such persons that would be required to be disclosed in proxy solicitations for the election of directors under Securities and Exchange Commission regulations. A shareowner's notice proposing to bring other business before the annual meeting must contain (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the shareowner's name and address; (3) the class and number of shares of Delta's capital stock beneficially owned by the shareowner; and
(4) any material interest of the shareowner in such business.

                                 ANNUAL REPORT

    This proxy statement is accompanied, or preceded, by Delta's Annual Report to Shareowners for the fiscal year ended June 30, 2000. The annual report, which contains audited financial statements, along with other information about Delta, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.

                                                                      APPENDIX A

                                     [LOGO]

                       2000 PERFORMANCE COMPENSATION PLAN
                                   ARTICLE 1
                          ESTABLISHMENT AND OBJECTIVES

1.1 ESTABLISHMENT OF THE PLAN. The Board of Directors and its Personnel & Compensation Committee adopted the Plan, subject to approval by the shareowners at the annual meeting of shareowners held October 25, 2000.

1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to facilitate Delta's achievement of superior financial and operational performance by:

        a. providing incentives and rewards to Employees who are in a position to contribute materially to Delta's success and the achievement of Delta's short-term and long-term objectives;

        b. aiding in the recruitment and retention of Employees of outstanding ability;

        c. promoting teamwork among Employees and excellence in individual performance; and

        d. increasing Employees' proprietary interest in Delta's success through increased direct ownership of Delta Common Stock and other incentives related to the value of Delta Common Stock.

                                   ARTICLE 2
                          DEFINITIONS AND CONSTRUCTION

2.1 DEFINED WORDS. In the Plan, the following words shall be defined as set forth below:

    2.1.1 "AWARD" means an Incentive Award, Stock Option, Restricted Stock or Other Equity-Based Award.

    2.1.2 "AWARD AGREEMENT" means the written or electronic document issued to the Participant evidencing the grant of an Award.

    2.1.3  "CHANGE IN CONTROL"  is defined in Section 7.3.

    2.1.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.1.5 "COMMITTEE" means the Personnel & Compensation Committee of the Board of Directors, or such other committee of the Board of Directors designated by the Board of Directors to administer the Plan.

    2.1.6  "DELTA"  means Delta Air Lines, Inc., a Delaware corporation.

    2.1.7 "DELTA GROUP" means Delta and/or a Subsidiary, as the context may indicate.

    2.1.8 "DISABILITY" means disability as determined under the disability plan of Delta or a Subsidiary applicable to the Participant.

    2.1.9 "EMPLOYEE" means any individual who performs services as a common law employee for any member of the Delta Group.

    2.1.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

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
    2.1.11 "FAIR MARKET VALUE" means, on a given date, the opening or closing price of Delta Common Stock, as determined by the Committee, on the New York Stock Exchange on that date, if the date is a trading day, and, if not, on the previous trading day.

    2.1.12  "INCENTIVE AWARD"  means an Award granted to a Participant under
Section 5.1.

    2.1.13 "INCENTIVE AWARD OPPORTUNITY" means the various levels of Incentive Award payouts that a Participant may earn under the Plan.

    2.1.14 "INCENTIVE AWARD FINAL AMOUNT" means the actual Incentive Award earned during a Performance Period by a Participant, as determined by the Committee.

    2.1.15 "INCENTIVE AWARD REFERENCE AMOUNT" means the greater of the Incentive Award Target Amount for (a) Delta's most recently completed fiscal year (or other period corresponding to the applicable Performance Period) prior to a Change In Control, or (b) Delta's fiscal year (or other period corresponding to the applicable Performance Period) that includes a Change In Control. For purposes of the foregoing sentence, in calculating the amount of the Incentive Award Target Amount for a Participant, the following process shall apply: the target salary percentage applicable to the Participant for such fiscal year (or other period corresponding to the applicable Performance Period) shall be multiplied by the regular annual rate of pay which such Participant was receiving as annual salary immediately prior to a Change In Control.

    2.1.16 "INCENTIVE AWARD TARGET AMOUNT" means the Incentive Award that may be paid to a Participant when "targeted" performance results, as established by the Committee, are attained.

    2.1.17  "INCENTIVE STOCK OPTION"  means a Stock Option granted under
Section 5.2.2 that (a) meets the requirements of Section 422 of the Code and any regulations or rules promulgated thereunder, and (b) is designated by the Committee in the Award Agreement to be an Incentive Stock Option.

    2.1.18  "NON-QUALIFIED STOCK OPTION"  means any Stock Option granted under
Section 5.2 that is not an Incentive Stock Option.

    2.1.19 "162(M) AWARD" means an Award designated by the Committee at the time of grant as being intended to qualify for deduction pursuant to Code
Section 162(m).

    2.1.20  "162(M) AWARD PROCESS"  means the process described in Section 8.8.

    2.1.21 "162(M) PARTICIPANT" means an officer of Delta who is at or above the level of Executive Vice President or other Participant who the Committee believes may become subject to Section 162(m) of the Code during the relevant Performance Period.

    2.1.22 "OPTION EXERCISE PRICE" means the price that must be paid to receive one share of Delta Common Stock upon exercise of a Stock Option.

    2.1.23  "OTHER EQUITY-BASED AWARD"  means an Award granted under
Section 5.4, which is valued in whole or in part by reference to, or is otherwise based on, Delta Common Stock.

    2.1.24  "PARTICIPANT"  means a person who has been granted an Award.

    2.1.25 "PERFORMANCE MEASURE" means any one or more of the following measures, which the Committee may designate as performance measures regarding 162(m) Awards:

        a. any of the following financial measures: total shareowner return; return on equity, assets, capital or investment; operating, pre-tax or after-tax profit levels expressed in either absolute dollars, earnings per share, or increases of the same; the market price of Delta Common Stock; economic or cash value added; capitalization; net or operating profit margin; revenues or revenue growth; pre-tax income or net income; expenses; cash flow, operating cash flow or liquidity;

        b.  the results of employee satisfaction surveys;

        c.  the results of customer satisfaction surveys; and/or

        d. other measures of quality, safety, productivity or process improvement.

At the time the Committee determines the Performance Measures, it will specify whether the Performance Measures will be determined by reference to (i) the performance of Delta, a Subsidiary, and/or a division or unit of any of the foregoing, and/or (ii) comparisons of any of the Performance Measures relative to other companies or indices.

    2.1.26 "PERFORMANCE PERIOD" means the performance period specified by the Committee for measuring any performance criteria upon which an Award is conditioned.

    2.1.27  "PERFORMANCE SHARE"  means an Award of the type described in
Section 5.4.1.

    2.1.28  "PERFORMANCE UNIT"  means an Award of the type described in
Section 5.4.1.

    2.1.29 "PLAN" means this Delta 2000 Performance Compensation Plan as it may be amended from time to time.

    2.1.30 "REGULAR EXPIRATION DATE" means the date a Stock Option would expire as specified in the Award Agreement, absent special events such as death, demotion, termination of employment or other similar events.

    2.1.31 "REPORTING PERSON" means an Employee who is subject to the reporting requirements of Section 16 of the Exchange Act.

    2.1.32 "RESTRICTED STOCK" means an Award of shares of Delta Common Stock granted under Section 5.3, which is subject to the restrictions specified in the Award Agreement.

    2.1.33 "RETIREMENT" means retirement from active employment with Delta or any of its Subsidiaries pursuant to the qualified defined benefit plan of such entity applicable to the Participant. If any Subsidiary shall not have in effect a qualified defined benefit plan at the time the Participant ceases active employment with such Subsidiary (other than cessation of active employment due to death, Disability, or transfer to any other member of the Delta Group) then, with respect to such Participant, Retirement shall mean the cessation of active employment at or after age 55.

    2.1.34  "STOCK OPTION"  means an Award granted under Section 5.2.

    2.1.35 "SUBSIDIARY" means any entity of which Delta owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the board of directors, or other governing group having functions similar to a board of directors.

2.2  CONSTRUCTION.

    2.2.1 CONSTRUCTION. Words defined in the Plan in the singular shall be deemed to include the plural and vice versa. Headings of Articles and Sections are provided for convenience and shall have no interpretative meaning.

    2.2.2 RULE 16B-3 COMPLIANCE. To the extent possible, all transactions under the Plan are intended to satisfy the requirements for exempt transactions under Rule 16b-3 (and any successor provision) under the Exchange Act for each Reporting Person. Such transactions include, without limitation, the grant of any Award, the exercise of a Stock Option and the acquisition of Delta Common Stock upon such exercise, the delivery (actually or by attestation) of Delta Common Stock in payment of the Option Exercise Price, and withholding or delivering (actually or by attestation) of Delta Common Stock in satisfaction of tax obligations. If any provision of the Plan or of any terms of an Award would otherwise frustrate or conflict with such intent, the provision shall be interpreted and deemed amended so as to avoid such conflict.

                                   ARTICLE 3
                                 ADMINISTRATION

3.1  THE COMMITTEE.  The Plan shall be administered by the Committee.

3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to do all of the following:

        a.  interpret the Plan;

        b. prescribe such rules and regulations as it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan;

        c.  select Employees to receive Awards under the Plan;

        d.  determine the form of an Award;

        e. for Awards that will be paid in Delta Common Stock, determine the number of shares of Delta Common Stock subject to an Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award including, without limitation, the timing or conditions of exercise or vesting, and the terms of any Award Agreement (including, without limitation, providing for the issuance of new Stock Options (i) equal in number to the sum of the number of shares of Delta Common Stock delivered in payment of the Option Exercise Price and the number of shares of Delta Common Stock withheld to satisfy tax withholding requirements resulting from the Stock Option exercise, (ii) having an Option Exercise Price of Fair Market Value, determined on the date of issuance of the additional Stock Options, and (iii) subject to such other restrictions and conditions as the Committee may prescribe);

        f. for 162(m) Awards, establish and administer Performance Measures and related performance goals and certify the level of performance attainment for such Performance Measures and related performance goals;

        g. prescribe rules or conditions applicable to all Awards, all Awards of a specific type and/or specific Awards including, without limitation, rules (i) about the impact of Retirement, Disability or termination of employment upon the terms of an Award, or (ii) that require the forfeiture or return of Awards upon (x) breach of covenants not to compete during or after employment, (y) demotion, and (z) breach of any confidentiality obligation owed to a member of the Delta Group;

        h. waive or amend any terms, conditions, restrictions or limitations of an Award;

        i. in accordance with Article 4, adjust the number of shares of Delta Common Stock available under the Plan or any Award;

        j. accelerate the vesting, exercise or payment of an Award when such actions would be in the best interest of Delta;

        k. provide for the deferred payment of Awards (in cash or Delta Common Stock) and the extent to which such payment shall be credited with interest, dividend equivalents, etc.;

        l. establish such subplans as the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries;

        m. delegate its authorities and duties under the Plan to such other individual(s) or committee(s) as the Committee may deem advisable, under such conditions and subject to such limitations as the Committee may establish; provided that (i) only the Committee shall have the authority to make grants to 162(m) Participants and Reporting Persons or to take any other actions regarding Awards granted to, or held by, 162(m) Participants or Reporting Persons;
(ii) only the Committee shall have the authority to make grants to any Employee who is a delegate under this Section 3.2(m) or to take any other actions regarding Awards granted to, or held by, any Employee or former Employee who is a delegate under this Section 3.2(m); (iii) only the Committee may specify Performance Measures and certify the degree to which Performance Measures and related goals have been achieved by 162(m) Participants and Reporting Persons; and (iv) any delegation that includes the authority to grant Awards that involve the issuance of Delta Common Stock shall include limitations as to the dollar value and/or numbers of shares of Delta Common Stock to be issued; and

        n. take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

3.3 EFFECT OF DETERMINATIONS. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan or in any Award.

3.4 NO LIABILITY. No member of the Committee, and no other person acting as a delegate of the Committee in respect of the Plan, shall be liable for any losses incurred by any Participant (or his or her estate or beneficiary) resulting from any action, interpretation or construction made with respect to the Plan or any Award.

3.5 INDEMNIFICATION OF COMMITTEE. Delta shall indemnify, to the full extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person is or was a member of the Committee or a delegate of the Committee so acting.

                                   ARTICLE 4
           SHARES AVAILABLE FOR ISSUANCE UNDER PLAN, ADJUSTMENTS AND
                                 MAXIMUM AWARDS

4.1 SHARES AVAILABLE. The total number of shares of Delta Common Stock reserved and available for distribution under the Plan pursuant to Awards made on or after October 25, 2000 shall be 16,000,000, subject to adjustment as provided in this Article 4. Delta Common Stock issued under the Plan may be authorized but unissued shares or treasury shares. The Plan also amends and restates the Incentive Compensation Plan and the 1989 Stock Incentive Plan of Delta Air Lines, Inc., each in its entirety (it being noted that awards issued under such plans prior to adoption of this amendment shall not be impacted by this amendment), and any Award to be granted on or after October 25, 2000 will be granted under this Plan and, if paid in Delta Common Stock, counted against the 16,000,000 share limit mentioned in the foregoing sentence.

4.2 COUNTING RULES. Shares of Delta Common Stock issued, or reserved for issuance, under the Plan pursuant to an Award granted on or after October 25, 2000, shall be subtracted from the number of shares available for issuance under the Plan. Shares of Delta Common Stock obtained from the following sources shall be added to the total number of shares available for issuance under the Plan:

        a. shares tendered (actually or by attestation) in payment of the Option Exercise Price upon exercise of a Stock Option or otherwise to exercise an Award;

        b. shares withheld or tendered (actually or by attestation) for taxes upon exercise of a Stock Option, lapse of restrictions on Restricted Stock, or otherwise in connection with an Award;

        c. if all or part of an Award is settled in cash rather than in shares of Delta Common Stock, then the number of shares that had been subtracted but are not issued pursuant to such Award, shall be added back; and

        d. shares relating to an Award that is forfeited or becomes void, including, without limitation, shares that were subject to a Stock Option that is forfeited before it is exercised, or Restricted Stock or an Other Equity-Based Award that is forfeited.

The preceding sentence shall also apply to shares that on or after October 25, 2000 are tendered, withheld, settled in cash or forfeited in respect of awards granted under the 1989 Stock Incentive Plan, which are outstanding on October 25, 2000.

4.3 MERGERS AND SIMILAR TRANSACTIONS. Upon the occurrence of any of the following events:

        a. a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving Delta in which Delta is not to be the surviving corporation;

        b. a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving Delta in which Delta is the surviving corporation but holders of Delta Common Stock receive securities of another corporation; or

        c. a sale of all or substantially all of Delta's assets (as an entirety) or capital stock to another person,

then any Award shall be deemed to apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of shares equal to the number of shares of Delta Common Stock the Participant would have been entitled in connection with any outstanding Award, and proper provisions shall be made to ensure that this clause is a condition to any such transaction.

4.4 ADJUSTMENTS. In the event of a change in the outstanding shares of Delta Common Stock by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, stock, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Delta Common Stock or other securities, the issuance of warrants or other rights to purchase Delta Common Stock or other securities, or other similar corporate transaction or event, if the Committee shall determine, in its sole discretion, that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the number of shares of Delta Common Stock that may be issued under the Plan (including, without limitation, the share limitations specified in Section 4.6), in the number of shares subject to an outstanding Award, or in the Option Exercise Price of a Stock Option, or the consideration to be paid upon the grant, exercise, etc., of any other Award, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan.

4.5 NO FRACTIONAL SHARES. No fractional share of Delta Common Stock shall be issued under the Plan.

4.6 MAXIMUM AWARDS; AWARD LIMITATIONS. Applicable limitations for each type Award are as follows:

    4.6.1 GENERAL LIMITATIONS BY AWARD TYPE. Applicable limitations for each type Award are as follows:

        a. Incentive Award Final Amount(s) paid to any one Participant per calendar year may not exceed $3 million, multiplied by the number of years included in the Performance Period(s) (and any applicable fraction for any Performance Period(s) of less than one year) relating to Incentive Award(s) that are paid in such calendar year.

        b. no more than 1 million shares of Delta Common Stock subject to Stock Options may be granted to any one Participant per calendar year;

        c. no more than 400,000 shares of Delta Common Stock in the form of Restricted Stock may be granted to any one Participant per calendar year; and

        d. no more than 400,000 shares of Delta Common Stock subject to Other Equity-Based Awards may be granted to any one Participant per calendar year.

    4.6.2 SPECIAL LIMITATION FOR INCENTIVE STOCK OPTIONS. In addition, for any Incentive Stock Options that become exerciseable for the first time during any calendar year, the aggregate Fair Market Value on the date of grant of the underlying Delta Common Stock may not exceed $100,000 for any Participant. For purposes of this $100,000 limit, the Participant's Incentive Stock Options under this Plan and all other plans maintained by Delta and Subsidiaries shall be aggregated. To the extent any Incentive Stock Option becomes exerciseable for the first time in a calendar year and such limit would be exceeded, such Incentive Stock Option shall thereafter be treated as a Non-Qualified Stock Option for all purposes.

    4.6.3 ADDITIONAL AGGREGATE LIMIT FOR AWARDS THAT ARE PAID IN DELTA COMMON STOCK OTHER THAN STOCK OPTIONS. No more than 3 million shares of Delta Common Stock may be issued under the Plan pursuant to Awards, other than Stock Options, granted on or after October 25, 2000.

                                   ARTICLE 5
                                TYPES OF AWARDS

5.1 INCENTIVE AWARDS. The Committee will specify annual or other Performance Periods for the purpose of incentivizing Participants to achieve goals for such Performance Period that are within group and/or individual influence and are considered key to Delta's success. If at the time of specification, the Committee determines that the potential Incentive Award will be a 162(m) Award, then the Committee will follow the 162(m) Award Process in establishing and paying that Incentive Award. The Committee may pay Incentive Awards in cash or Delta Common Stock. If the Incentive Awards are paid in Delta Common Stock, the number of shares shall be based upon the Fair Market Value.

Upon a Change In Control while a Participant is employed by a member of the Delta Group, the applicable member of the Delta Group shall promptly thereafter pay in cash to each such Participant his Incentive Award Reference Amount, prorated to reflect the portion of the Performance Period elapsed through the date of the Change In Control.

5.2  STOCK OPTIONS.

    5.2.1 STOCK OPTIONS GENERALLY. A Stock Option is an option to purchase one share of Delta Common Stock. Stock Options granted under the Plan shall, at the discretion of the Committee, be in the form of either Non-Qualified Stock Options, Incentive Stock Options or a combination of the two. Where both a Non-Qualified Stock Option and an Incentive Stock Option are granted to a Participant at the same time, such Awards shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such Award affect the right to exercise the other Award. The Committee shall designate Stock Options as Non-Qualified or Incentive at the time of grant and such designation shall be specified in the Award Agreement. Stock Options shall be subject to the following terms and conditions:

        5.2.1.1 OPTION EXERCISE PRICE. The Committee shall determine the Option Exercise Price of a Stock Option, and the Option Exercise Price shall be set forth in the Award Agreement. However, in no event may the Option Exercise Price of a Stock Option be less than the Fair Market Value on the date of grant.

        5.2.1.2 TERM AND TIMING OF EXERCISE. Each Stock Option granted under the Plan shall be exerciseable subject to the following:

        a. no Stock Option may be exercisable earlier than one year (except in the case of a Participant's death or termination of employment or a Change In Control), or later than 10 years, from the date of grant;

        b. all outstanding Stock Options shall become immediately exercisable, vested and nonforfeitable upon a Change In Control; and

        c. other provisions about the exercisability of Stock Options as shall be specified in the Award Agreement or rules of the Committee.

        5.2.1.3 PAYMENT OF OPTION EXERCISE PRICE. The Option Exercise Price shall be paid in full at or before the time of settlement of a Stock Option exercise. Stock certificates or book-entry shares shall be registered in the Participant's name and delivered only upon receipt of such payment. Payment of the Option Exercise Price may be made in cash (using certified check, bank draft, wire transfer, or other means specified by Delta or its agent at the time of exercise). In addition, payment of all or a portion of the Option Exercise Price may be made by any of the following methods or any other means allowed by the Committee:

        a. delivering a properly executed exercise notice to Delta, or its agent, together with irrevocable instructions to a broker to deliver promptly to Delta in cash the amount of sale or loan proceeds with respect to the portion of the Delta Common Stock to be acquired upon exercise equal to the Option Exercise Price being so paid; or

        b. tendering to Delta or its agent previously acquired Delta Common Stock that has been held by the Participant for at least six months (or if permitted by the Committee purchased in the open market) having a Fair Market Value on the date of exercise equal to the Option Exercise Price being so paid (such tendering may be made actually or by attestation and using such process as required at the time by Delta or its agent); or

        c.  any combination of cash and/or the foregoing methods.

    5.2.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations and restrictions:

        5.2.2.1 ELIGIBILITY. Incentive Stock Options may only be granted to Employees of Delta or a Subsidiary that meets the definition of "subsidiary" or "parent corporation" under Code Section 424. In no event may an Incentive Stock Option be granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Delta or such Subsidiary.

        5.2.2.2 TIMING OF GRANT. No Incentive Stock Option shall be granted under the Plan after October 24, 2010.

        5.2.2.3 TIMING OF EXERCISE. In the event that the Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than 30 days after the Participant's termination of employment and such exercise occurs more than three months after such Participant has ceased being an Employee (or no more than 12 months after the Participant is "disabled" as such term is defined under Section 22(e)(3) of the Code), such Incentive Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

        5.2.2.4 TRANSFER RESTRICTIONS. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant, other than after the Participant's death by will or the laws of descent and distribution. Any Incentive Stock Option shall be exerciseable only by the Participant during the Participant's lifetime.

5.3 RESTRICTED STOCK. At the time of grant, the Committee shall specify the following:

        a.  the number of shares of Restricted Stock to be awarded;

        b.  the price (if any) to be paid by the recipient of Restricted Stock;

        c. the time(s) within which the Restricted Stock may be subject to forfeiture and may not be sold, transferred, pledged, assigned, etc., which may not be less than one year from the date of grant (except in the case of a Participant's death or termination of employment or a Change In Control);

        d. whether the Restricted Stock is subject to performance-based conditions; and if so, whether it will be a 162(m) Award, in which case the Committee shall follow the 162(m) Award Process;

        e. whether dividends will be paid to Participants, or accrued and/or reinvested, until the Restricted Stock is no longer subject to forfeiture;

        f. whether Participants shall have the right to vote the Restricted Stock until it is no longer subject to forfeiture;

        g. the process, if any, for issuing certificates with legends or book entry shares subject to stop transfer orders or other safeguarding until the Restricted Stock is no longer subject to forfeiture; and

        h.  all other terms and conditions of the Restricted Stock Awards.

Outstanding Awards of Restricted Stock that are not performance-based Awards shall become immediately exercisable, vested and nonforfeitable upon a Change In Control. Upon a Change In Control, outstanding Awards of Restricted Stock that are performance-based Awards shall be paid in an amount equal to the greater of
(a) the actual Award payable to the Participant for the applicable Performance Period, calculated as if the Performance Period had ended on the date of the Change In Control, and (b) the target Award payable to the Participant for that Performance Period, in each case prorated to reflect the portion of the Performance Period elapsed through the date of the Change In Control. The applicable amount shall be paid in the form of cash or Delta Common Stock, in accordance with the terms of the applicable Award Agreement, promptly after the Change In Control.

5.4 OTHER EQUITY-BASED AWARDS. The Committee has the discretion to grant Other Equity-Based Awards. The forms of Other Equity-Based Awards include, without limitation, (a) performance units, dividend equivalents, and phantom or hypothetical shares related to the value of Delta Common Stock and (b) other instruments that are paid in Delta Common Stock, convertible into Delta Common Stock, derive their value from the performance of Delta Common Stock or derive their value from the achievement of factors that the Committee deems relevant to the performance of Delta Common Stock. Such Awards shall be subject to the terms and conditions specified in the Award Agreement.

Upon a Change In Control, Other Equity-Based Awards that are not performance-based Awards shall become immediately exercisable, vested and nonforfeitable.

    5.4.1 OTHER EQUITY-BASED AWARDS THAT ARE PERFORMANCE-BASED. Other Equity-Based Awards that are performance-based may be issued in the form of Performance Units, Performance Shares or otherwise as prescribed by the Committee. If any Other Equity-Based Award is designated by the Committee as a 162(m) Award, it shall be issued in accordance with the 162(m) Award Process.

A Performance Unit is a right, denominated in cash or cash units, to receive, at a specified future date, payment in cash or Delta Common Stock of an amount which is to be determined based on the extent to which specified performance goals are satisfied.

A Performance Share is a right, granted in the form of Delta Common Stock (or phantom stock units) to receive, at a specified future date, payment in cash or Delta Common Stock, as determined by the Committee, of an amount which is to be determined based on the extent to which specified performance goals are satisfied.

Upon a Change In Control for an Other Equity-Based Award that is a performance-based Award, each outstanding Other Equity-Based Award shall be paid in an amount equal to the greater of (a) the actual Award payable to the Participant for the applicable Performance Period, calculated as if the Performance Period had ended on the date of the Change In Control, and (b) the target Award payable to the Participant for that Performance Period, in each case prorated to reflect the portion of the Performance Period elapsed through the date of the Change In Control. The applicable amount shall be paid in the form of cash or Delta Common Stock, in accordance with the terms of the applicable Award Agreement, promptly after the Change In Control.

                                   ARTICLE 6
                      DURATION, TERMINATION AND AMENDMENT

6.1 DURATION OF PLAN. The Plan became effective when approved by the shareowners on October 25, 2000. The Plan shall continue in effect until terminated by the Committee or the Board of Directors, provided that no Incentive Stock Option may be granted on or after October 24, 2010.

6.2 EFFECT OF TERMINATION OF PLAN. No Awards shall be granted under the Plan after it has been terminated. However, termination of the Plan shall not alter or impair any of the rights of any Participant, without his or her consent, under any outstanding Award granted prior to termination of the Plan. Awards granted prior to termination of the Plan shall remain in effect after termination of the Plan and shall continue to be governed by the terms of the Plan (including any applicable rules established by the Committee) and any applicable Award Agreement.

6.3  AMENDMENT.

    6.3.1 GENERALLY. The Committee or the Board of Directors may amend the Plan at any time and from time to time, except as provided in Sections 6.3.2 and
6.3.3. However, any amendment must be consistent with Section 2.2.2 regarding Rule 16b-3 compliance.

    6.3.2 SHAREOWNER APPROVAL REQUIRED FOR CERTAIN AMENDMENTS. Shareowner approval will be required for any amendment of the Plan that does any of the following:

        a. permits the grant of any Stock Option with an Option Exercise Price less than Fair Market Value on the date of grant;

        b. reduces the Option Exercise Price of an outstanding Stock Option, either by lowering the Option Exercise Price or by canceling an outstanding Stock Option and granting a replacement Stock Option with a lower Option Exercise Price; or

        c.  extends the Regular Expiration Date for exercise of any Stock
Option.

    6.3.3 PARTICIPANT CONSENT REQUIRED FOR CERTAIN AMENDMENTS. No amendment of the Plan shall impact any outstanding Award in a manner adverse to the Participant to whom the Award was granted without such Participant's written consent.

                                   ARTICLE 7
                  TRANSFERABILITY OF AWARDS; CHANGE IN CONTROL

7.1  NONTRANSFERABILITY OF AWARDS.  Except as otherwise provided in
Section 7.2, or in an Award Agreement or in Plan rules adopted by the Committee, no Awards under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein.

7.2  EXCEPTIONS TO NON-TRANSFERABILITY OF AWARDS.

    7.2.1 TRANSFER UPON DEATH. Awards may be transferred by will or by the laws of descent or distribution or beneficiary designation at death as provided in Section 8.5.

7.3 CHANGE IN CONTROL. "Change in Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

        a. Any Person(1) (other than an Excluded Person(2)) acquires, together with all Affiliates(3) and Associates(4) of such Person, Beneficial Ownership(5) of securities representing 20% or more of the combined voting power of the Voting Stock(6) then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by Delta which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; PROVIDED, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by Delta and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by Delta;

        b. During any period of two consecutive years (not including any period prior to October 25, 2000) individuals who at the beginning of such period constitute the Board of Directors (and any new member of the Board of Directors, whose election by the Board of Directors or nomination for election by Delta's shareowners was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of members then constituting the Board of Directors;

        c. A reorganization, merger or consolidation of Delta is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the

------------------------
(1) "PERSON" in Section 7.3 means an individual, corporation, partnership, association, trust or any other entity or organization.

(2)  "EXCLUDED PERSON" in Section 7.3 means (i) Delta; (ii) a Subsidiary;
(iii) any Holding Company; (iv) any employee benefit plan of Delta, a Subsidiary or a Holding Company; or (v) any Person organized, appointed or established by Delta, a Subsidiary or a Holding Company for, or pursuant to the terms of, any plan described in clause (iv).

(3) "AFFILIATES" in Section 7.3 has the meaning provided in Rule 12b-2 under the Exchange Act as in effect on October 25, 2000.

(4) "ASSOCIATES" in Section 7.3 has the meaning provided in Rule 12b-2 under the Exchange Act as in effect on October 25, 2000.

(5) "BENEFICIAL OWNERSHIP." As used in Section 7.3, a Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "beneficially own", securities pursuant to Rule 13d-3 under the Exchange Act as in effect on October 25, 2000.

(6) "VOTING STOCK" in Section 7.3 means securities of Delta entitled to vote generally in the election of members of the Board of Directors.

then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board of Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

        d. The shareowners of Delta approve (i) a complete liquidation or dissolution of Delta or (ii) the sale or other disposition of all or substantially all of the assets of Delta, other than to any corporation with respect to which, immediately following such sale or other disposition,
(A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board of Directors at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition of assets of Delta.

Notwithstanding the foregoing, in no event shall a Change In Control be deemed to have occurred (i) as a result of the formation of a Holding Company(7), or
(ii) with respect to a Participant, if the Participant is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on October 25, 2000, which consummates the Change In Control transaction. In addition, for purposes of the definition of Change In Control, a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own" any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                                   ARTICLE 8
                               GENERAL PROVISIONS

8.1 WITHHOLDING OF TAXES. Federal, state, local and/or foreign withholding for tax obligations may apply to various events involving Awards (or awards granted under the 1989 Stock Incentive Plan prior to the effective date of this Plan, which awards were still outstanding on the effective date of this Plan)--for

------------------------
(7) "HOLDING COMPANY" in Section 7.3 means an entity that becomes a holding company for Delta or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock.

example, upon the exercise of Stock Options or the lapse of restrictions on Restricted Stock Awards. To satisfy the tax withholding obligations, the Committee may require any of the following:

        a. the Participant to pay Delta or its agent the tax withholding in cash (using certified check, bank draft, wire transfer, or other means specified by Delta or its agent at the time of exercise) as a condition to any event involving an Award where withholding obligations apply;

        b. deduction, of the amount needed to satisfy the withholding obligations, from any cash amount payable to a Participant under the Plan, or from his or her salary, or from any other cash owed or due to the Participant from any member of the Delta Group for any reason including, without limitation, under any other plan or program maintained by any member of the Delta Group; or

        c.  satisfaction of tax withholding obligations by Participants
(i) upon exercise of a Stock Option, by any of the Option Exercise Price payment methods described in Section 5.2.1.3, (ii) upon the lapse of restrictions on Restricted Stock, by withholding shares from those to be released from restriction, or (iii) by tendering (actually or by attestation) shares of Delta Common Stock. In any of the foregoing, the number of shares to be withheld or tendered shall be calculated using the Fair Market Value of Delta Common Stock at the time of withholding or tender. However, in no event may any amount greater than the minimum statutory withholding obligation be satisfied by tendering or withholding shares of Delta Common Stock.

8.2  NO IMPLIED RIGHTS.

    8.2.1. NO RIGHTS TO CONTINUED EMPLOYMENT; PLAN MATTERS HAVE NO IMPACT ON EMPLOYMENT. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other right upon any Employee for the continuation of his or her employment for any period. Each member of the Delta Group expressly reserves the right (which may be exercised at any time and without regard to a Performance Period, vesting of Awards or other timing relating to Awards) to discharge any individual and/or treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in the Plan.

    8.2.2 NO RIGHTS TO RECEIVE AWARDS. No Employee shall have any right or entitlement to be selected to receive a grant of any Award, or to participate in the Incentive Award for any Performance Period, for any reason (including without limitation (a) that such Employee may have received grants or Awards in the past under the Plan or any other plan maintained by any member of the Delta Group or (b) that any grants or Awards have been made to any other Employee or group of Employees).

8.3 NO RIGHTS AS SHAREOWNERS. A Participant granted an Award shall have no rights as a shareowner of Delta with respect to such Award unless and until such time as certificates or book-entry shares for the Delta Common Stock underlying the Award are registered in such Participant's name in Delta's stock records. The right of any Participant to receive payment with respect to an Award by virtue of participation in the Plan shall be no greater than the right of any of Delta's unsecured general creditors.

8.4 UNSECURED INTEREST. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of Delta. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of Delta.

8.5 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named as a contingent or successor beneficiary) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit (except for Incentive Stock Options which shall be governed by Section 5.2.2.4). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. Beneficiary designations filed with respect to predecessor plans prior to the adoption of this Plan shall be effective with respect to this Plan. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

8.6 VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. Pursuant to any terms and conditions that the Committee may from time to time establish, a Participant may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of Delta's Executive Deferred Compensation Plan.

8.7 GOVERNING LAW; SEVERABILITY. The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Georgia and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

8.8  162(M) AWARD PROCESS.  The following process will be followed for a 162(m)
Award:

        a. DESIGNATION OF AWARDS. Within 90 days of the beginning of the Performance Period (or if the Performance Period is less than 12 months, then within the number of days that is not more than 25% of the total days in the Performance Period), the Committee will

        (i) designate the Employees eligible to receive the 162(m) Award,

        (ii) designate the applicable Performance Period, which shall not exceed 5 years, and

       (iii) select Performance Measures and establish in writing the related performance goals for that Performance Period, with ranges that will correspond to various levels of the 162(m) Award, with additional detail as follows for the particular Awards noted in paragraphs A, B, C and and D below:

           (A) for Incentive Awards, specifying

               - the level of performance at which 100% of the Incentive Award
                 Target Amount may be earned,

               - the levels of performance above and below the 100% performance level at which a greater or lesser percent of the Incentive Award Target Amount may be earned,

               - the alignment of the level of achievement of the
                 pre-established Performance Measures and related performance goals at the end of the Performance Period that will correspond to the Incentive Award Final Amounts,

           (B) for Performance Units, specifying the base value of each Performance Unit and aligning the level of achievement of the pre-established Performance Measures and related performance goals for the Performance Period that will correspond to the ultimate payout value for the Performance Units,

           (C) for Performance Shares, which shall have an initial value equal to the Fair Market Value of a share of Delta Common Stock on the date of grant, aligning the level of achievement of the pre-established Performance Measures and related performance goals for the Performance Period that will correspond to the ultimate number of Performance Shares to be earned, and

           (D) for Restricted Stock that is a 162(m) Award or other 162(m) Awards, aligning the level of achievement of the pre-established Performance Measures and related performance goals for the Performance Period that correspond to the portion of the Award that would be forfeited, earned or exceeded.

        b. ADJUSTMENT OF PERFORMANCE MEASURES AND RELATED PERFORMANCE GOALS DURING PERFORMANCE PERIOD. Once established, Performance Measures and related performance goals normally shall not be changed during the Performance Period. However, except as provided in the next paragraph, if the Committee determines in its sole discretion that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the Performance Period as such goals apply to the Award opportunities of specified Participants.

Notwithstanding the above paragraph, the Committee may not use any discretion regarding any Award held by a 162(m) Participant, except negative discretion which would result in a reduction of the amount of the Award.

        c. CERTIFICATION OF ACHIEVEMENT OF PERFORMANCE MEASURES AND RELATED PERFORMANCE GOALS AND AMOUNT OF FINAL 162(M) AWARDS. Following the completion of a Performance Period, the Committee shall certify in writing whether the Performance Measures and related performance goals were met, prior to the determination of the amount and the payment and/or release of any restrictions on the 162(m) Award. As soon as practicable after the end of each Performance Period, the Award shall be computed for each Participant as determined by the Committee. Such amounts may vary above or below the Target Incentive Award Target Amounts, for Incentive Awards, and above or below specified limits for other 162(m) Awards based on the level of achievement of the pre-established corporate, divisional, and/or individual performance goals. The Committee shall have discretion to increase, reduce or eliminate part or all of any 162(m) Award that otherwise would be paid to any participant who is not a 162(m) Participant. With respect to any 162(m) Participant, the Committee's discretion may be used only to reduce or eliminate part or all of any 162(m) Award that would otherwise be paid. The Committee may announce at any time during the Performance Period that it will not exercise such discretion.

        d. FORM AND TIMING OF PAYMENT. Unless a deferral election is made by a Participant pursuant to Section 8.6, or deferral of all or a portion of a Participant's Award is otherwise required by the Committee, each Participant's Award shall be paid or delivered (and any related restrictions released), within seventy-five (75) days after the end of each Performance Period.

[DELTA LOGO]

P R O X Y

                         THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF DELTA AIR LINES, INC.

The undersigned hereby appoints Mary Johnston Evans, Gerald Grinstein and Leo
F. Mullin, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Delta Air Lines, Inc. which the undersigned would be entitled to vote on all matters which may properly come before the Annual Meeting of Shareowners of Delta to be held at the Omni Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio 45202, on Wednesday, October 25, 2000 at 9:00 a.m., local time, or any adjournment of the meeting.

THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD, AND THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD OR VOTE BY TELEPHONE OR THE INTERNET.

The undersigned acknowledges receipt of Delta's Notice of Annual Meeting of Shareowners, Proxy Statement dated September 15, 2000, and Annual Report.

NOMINEES FOR DIRECTOR:
(01) Edwin L. Artzt, (02) James L. Broadhead, (03) Edward H. Budd, (04) R. Eugene Cartledge, (05) Mary Johnston Evans, (06) George M.C. Fisher, (07)
David R. Goode, (08) Gerald Grinstein, (09) Leo F. Mullin, (10) John F.
Smith, Jr. and (11) Andrew J. Young.
                                                             [See Reverse Side]
-------------------------------------------------------------------------------
              DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET


CONDUCT OF MEETING

In fairness to all shareowners attending the 2000 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowners and will be limited to two minutes.

3. The use of cameras, sound recording equipment, communication devices or any other similar equipment is prohibited without Delta's prior permission.

-------------------------------------------------------------------------------
   Delta's Annual Meeting of Shareowners will be broadcast live (listen only) at www.delta.com/inside/investors/index.jsp. The live Web cast will begin at 9:00 a.m. EDT on Wednesday, October 25, 2000. The replay will be available through December 31, 2000.
-------------------------------------------------------------------------------

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
-------------------------------------------------------------------------------
Delta's Board of Directors recommends a vote FOR all nominees and FOR
Proposals 2 and 3.
-------------------------------------------------------------------------------
1. Election of Nominees for Director. (see reverse)
        FOR ALL                       WITHHOLD AUTHORITY
          / /                                / /
except as indicated below               to vote for all
For all, except vote withheld from the following nominee(s):

------------------------------------------------------------
2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as independent auditors for the calendar year ending December 31, 2000.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
3. PROPOSAL to approve the Delta 2000 Performance Compensation Plan.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
-------------------------------------------------------------------------------
Delta's Board of Directors recommends a vote AGAINST Proposals 4, 5, 6 and 7.
-------------------------------------------------------------------------------
4. PROPOSAL by a shareowner relating to cumulative voting for directors.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
5. PROPOSAL by a shareowner linking executive compensation to employee satisfaction.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
6. PROPOSAL by a shareowner relating to executive severance agreements.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
7. PROPOSAL by a shareowner relating to executive stock option grants.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
-------------------------------------------------------------------------------
I plan to attend the Annual Meeting of Shareowners    / /
                                                      YES
This proxy, if properly executed and delivered, will revoke all prior proxies. PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SIGNATURE(S)__________________________________________ DATE ___________________
Please sign EXACTLY as your name(s) appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the shareowner is a corporation or partnership, please sign the full corporate partnership name by a duly authorized person. If shares are held jointly, each joint owner should sign.
-------------------------------------------------------------------------------
              DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET


                    TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the Internet to vote your shares electronically, 24 hours a day, 7 days a week. To access the telephone or Internet voting system, you must use the control number printed in the box above.

1. To vote over the telephone: Using a touch-tone telephone, call
   1-877-PRX-VOTE (1-877-779-8683).

2. To vote over the Internet: Log on to the Internet and go to the Web site http://www.eproxyvote.com/dal.

Your electronic vote authorized the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote you shares electronically, there is no need for you to mail back your proxy card.

-------------------------------------------------------------------------------
                                ADMISSION TICKET
-------------------------------------------------------------------------------

Please indicate whether you plan to attend the 2000 Annual Meeting of Shareowners by marking the appropriate box on the Proxy Card, or if you use the telephone or Internet system, when prompted. Only the shareowner(s) whose name(s) appear(s) on this ticket, or the proxy of that shareowner, will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m.

                             DELTA AIR LINES, INC.
                             ANNUAL MEETING OF SHAREOWNERS
                             WEDNESDAY, OCTOBER 25, 2000, 9:00 A.M., LOCAL TIME OMNI NETHERLAND PLAZA HOTEL
                             35 WEST FIFTH STREET
                             CINCINNATI, OHIO 45202

                                                       (LOGO) DELTA


                                                       INTERNAL MEMORANDUM

                                                       DATE: September 15, 2000

TO:      Participants in the Delta Family Care-Savings Plan

FROM:    Chairman and Chief Executive Officer

SUBJECT: DELTA'S 2000 ANNUAL MEETING OF SHAREOWNERS


As a participant in the Delta Family-Care Savings Plan (Savings Plan), you have the right to confidentially instruct Fidelity Management Trust Company, the Savings Plan trustee (Trustee), how to vote the Delta stock attributable to your Savings Plan account at Delta's 2000 Annual Meeting of Shareowners. I strongly encourage you to exercise this right because your vote is important.

To instruct the Trustee how to vote the Delta stock attributable to your Savings Plan account, please complete and sign the enclosed Voting Instruction Form and return it in the enclosed envelope. Alternatively, you may use the telephone or Internet voting instruction system which is described on the Voting Instruction Form.

Attendance at the Annual Meeting will be limited to shareowners, persons holding proxies from shareowners, Savings Plan participants and representatives of the news media. Please indicate whether you plan to attend the Annual Meeting by marking the appropriate box on the Voting Instruction Form or, if you use the telephone or Internet voting instruction system, by indicating so when prompted.

I am pleased to announce that Delta will broadcast the Annual Meeting live online (listen only) at WWW.DELTA.COM/INSIDE/INVESTORS/INDEX.JSP. The replay of the Web cast will be available through December 31, 2000.

Enclosed is a copy of Delta's Notice of Annual Meeting of Shareowners, Proxy Statement and Annual Report. If you were also a registered owner of Delta common stock on the record date, you will receive a separate package with the proxy materials, but excluding the Annual Report, for those shares. If you would like an additional copy of the Annual Report, please contact Investor Relations at (404) 715-2170.

Delta's Board of Directors recommends a vote FOR the election of all 11 nominees for Director, FOR Proposals 2 and 3, and AGAINST Proposals 4, 5, 6 and 7, as set forth in the Proxy Statement.



                                              /s/ Leo

                                              Leo F. Mullin

Enclosures

DELTA FAMILY-CARE SAVINGS PLAN
VOTING INSTRUCTION FORM

THIS VOTING INSTRUCTION FORM IS PROVIDED BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE (TRUSTEE) FOR THE DELTA FAMILY-CARE SAVINGS PLAN (SAVINGS
PLAN), for the Annual Meeting of Shareowners of Delta Air Lines, Inc. (Delta) to be held at the Omni Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio 45202, on Wednesday, October 25, 2000, at 9:00 a.m., local time, or any adjournment of the meeting.

I understand that, under the Savings Plan, I have the right to confidentially instruct the Trustee how to vote shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account. I also understand that pages 10-11 of Delta's Proxy Statement dated September 15, 2000 describe how the Trustee will vote (1) such shares attributable to my Savings Plan account if I do not provide voting instructions to the Trustee on or before 5:00 p.m. eastern daylight time (EDT) on October 23, 2000; and (2) shares of Delta's Series B ESOP Convertible Preferred Stock that were not allocated to any participant's Savings Plan account on the August 27, 2000 record date for the annual meeting.

Pursuant to the Savings Plan, I instruct the Trustee to vote the shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account at the annual meeting, as indicated on the reverse of this form.

I acknowledge receipt of Delta's Notice of Annual Meeting of Shareowners, Proxy Statement dated September 15, 2000, and Annual Report.

NOMINEES FOR DIRECTOR:
(01) Edwin L. Artzt, (02) James L. Broadhead, (03) Edward H. Budd, (04) R. Eugene Cartledge, (05) Mary Johnston Evans, (06) George M.C. Fisher, (07)
David R. Goode, (08) Gerald Grinstein, (09) Leo F. Mullin, (10) John F.
Smith, Jr. and (11) Andrew J. Young.
                                                             [See Reverse Side]
-------------------------------------------------------------------------------
      DETACH AND RETURN VOTING INSTRUCTION FORM; RETAIN ADMISSION TICKET


CONDUCT OF MEETING

In fairness to all shareowners attending the 2000 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowners and will be limited to two minutes.

3. The use of cameras, sound recording equipment, communication devices or any other similar equipment is prohibited without Delta's prior permission.

-------------------------------------------------------------------------------
   Delta's Annual Meeting of Shareowners will be broadcast live (listen only) at www.delta.com/inside/investors/index.jsp. The live Web cast will begin at 9:00 a.m. EDT on Wednesday, October 25, 2000. The replay will be available through December 31, 2000.
-------------------------------------------------------------------------------

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

           DELTA FAMILY-CARE SAVINGS PLAN VOTING INSTRUCTION FORM
-------------------------------------------------------------------------------
Delta's Board of Directors recommends a vote FOR all nominees and FOR
Proposals 2 and 3.
-------------------------------------------------------------------------------
1. Election of Nominees for Director. (see reverse)
        FOR ALL                       WITHHOLD AUTHORITY
          / /                                / /
except as indicated below              to vote for all
For all, except vote withheld from the following nominee(s):

------------------------------------------------------------
2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as independent auditors for the calendar year ending December 31, 2000.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
3. PROPOSAL to approve the Delta 2000 Performance Compensation Plan.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
-------------------------------------------------------------------------------
Delta's Board of Directors recommends a vote AGAINST Proposals 4, 5, 6 and 7.
-------------------------------------------------------------------------------
4. PROPOSAL by a shareowner relating to cumulative voting for directors.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
5. PROPOSAL by a shareowner linking executive compensation to employee satisfaction.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
6. PROPOSAL by a shareowner relating to executive severance agreements.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
7. PROPOSAL by a shareowner relating to executive stock option grants.
             FOR                AGAINST                ABSTAIN
             / /                  / /                    / /
-------------------------------------------------------------------------------
I plan to attend the Annual Meeting of Shareowners    / /
                                                      YES

These instructions, if properly executed and delivered, will revoke all prior instructions. PLEASE DATE, SIGN AND MAIL THIS VOTING INSTRUCTION FORM IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SIGNATURE(S)__________________________________________ DATE ___________________
Please sign EXACTLY as your name appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title.
-------------------------------------------------------------------------------
      DETACH AND RETURN VOTING INSTRUCTION FORM; RETAIN ADMISSION TICKET


                    TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the Internet, 24 hours a day, 7 days a week, to instruct the Trustee how to vote the Delta stock attributable to your Savings Plan account. To access the telephone or Internet voting system, you must use the control number printed in the box above.

1. To vote over the telephone: Using a touch-tone telephone, call
   1-877-PRX-VOTE (1-877-779-8683).

2. To vote over the Internet: Log on to the Internet and go to the Web site http://www.eproxyvote.com/dal1.

Using the telephone or Internet voting instruction system has the same effect as giving the Trustee voting instructions by marking, signing, dating and returning the Voting Instruction Form. If you use the telephone or Internet voting instruction system, there is no need for you to mail back your Voting Instruction Form.

OTHER INSTRUCTIONS
To be effective, your voting instructions must be received by the Trustee on or before 5:00 p.m. eastern daylight time on October 23, 2000. This deadline applies whether you use the Voting Instruction Form, or the telephone or Internet voting instruction system.

-------------------------------------------------------------------------------
                                ADMISSION TICKET
-------------------------------------------------------------------------------

Please indicate whether you plan to attend the 2000 Annual Meeting of Shareowners by marking the appropriate box on the Voting Instruction Form or, if you use the telephone or Internet voting instruction system, when prompted. You should bring this Admission Ticket to the annual meeting to be admitted. Only the pserson whose name appears on this ticket will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m.

                             DELTA AIR LINES, INC.
                             ANNUAL MEETING OF SHAREOWNERS
                             WEDNESDAY, OCTOBER 25, 2000, 9:00 A.M., LOCAL TIME OMNI NETHERLAND PLAZA HOTEL
                             35 WEST FIFTH STREET
                             CINCINNATI, OHIO 45202